INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated.

Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee’s responsibility to ensure that we:

➢	Nurture a company culture that is highly moral and make decisions based on what is right.
➢	Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.
➢	Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.
➢	Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.
➢	Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates.

Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer. The investment adviser will provide disclosure of issues to clients upon request.

INCORPORATED POLICIES

In addition to this document, the following policies are also considered part of this Code:

➢	U.S. Information Barrier Standards. It is each Supervised and Access Person’s responsibility to know whether their investment management unit is subject to the information barrier restrictions under the U.S. Information Barrier Standards. Compliance will provide training to inform employees of their obligations.
➢	Personal Securities Trading Standards
♦	Section I – Prudential’s Standards on Insider Trading
♦	Section II – Securities Trade Monitoring for Covered and Access Persons
♦	Section III – Standards and Restrictions for Personal Trading in Securities Issued by Prudential by Designated Persons
♦	Section IV – Trading Restrictions for Employees of Broker-Dealers
♦	Section V – Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers
♦	Section VI – Trading Restrictions for Private Asset Management Units

ADDITIONAL RESOURCES

Although not part of the this Code, the Prudential’s Code of Conduct, titled Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures. If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance officer.

Personal Securities

Trading Standards

Introduction

As a leader in the financial services industry, Prudential Financial, Inc. (“Prudential” or “Company”) aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed Personal Securities Trading Standards (”Standards”) incorporating standards and procedures followed by leading financial service firms. These Standards are designed for Prudential and its associates to comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) and the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), and to have its associates conduct their personal trading in a manner consistent with Prudential’s requirement of placing its shareholders’ and customers’ interests first.

These Standards set forth insider trading requirements, trade monitoring procedures, and personal trading restrictions for Prudential associates.

Section I sets forth Prudential’s Standards on Insider Trading that applies to all Prudential associates. It is important that all Prudential associates read and understand these standards, which sets forth their responsibilities in connection with the use and disclosure of material nonpublic information.

Section II sets forth Prudential’s trade monitoring procedures and trade reporting obligations for Covered and Access Persons, including the authorized broker-dealer requirements.

Section III sets forth Prudential’s standards and restrictions relating to personal trading in securities issued by Prudential for Designated Persons and all other Prudential associates. Responsibilities for Section 16 Insiders are covered under a separate document.

Section IV sets forth the additional trading standards and procedures applicable to associates of a Prudential broker-dealer.

Section V sets forth the additional trading standards and procedures applicable to associates of a Prudential portfolio management unit, trading unit or registered investment adviser.

Section VI sets forth the additional trading standards and procedures applicable to associates of the private asset management units of PGIM.

If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact the Compliance Department at PST.help@prudential.com.

The personal trading standards and trade monitoring procedures described in this document reflect the practices followed by leading financial service firms. No business unit or group may adopt standards or procedures that are inconsistent with these Standards. However, business units may adopt standards and procedures that are more stringent than those contained herein. Exceptions to these standards may only be granted by the Company’s Chief Compliance Officer.

Table of Contents

Introduction	i
Table of Contents	iii
Table of Contents	iii
I. Prudential’s Standards On Insider Trading	7
A. Use of Material Nonpublic and Confidential Information	7
B. Prudential Insider Trading Rules	8
C. What is Nonpublic Information?	9
D. What is Material Information?	9
E. “Front-running” and “Scalping”	10
F. Private Securities Transactions	11
G. Charitable Gifts	11
H. Penalties for Insider Trading	11
1. Penalties for Individuals	11
2. Penalties for Supervisors	11
3. Penalties for Prudential	12
II. Securities Trade Monitoring for Covered and Access Persons	13
A. The FIS Protegent PTA System	13
B. Covered, Access and Supervised Persons	13
C. Trade Reporting Requirements	15
1. Reporting New Accounts	15
2. Personal and Family Member Accounts	15
3. Accounts in which purchases and sales are limited to open-end mutual funds	15
4. Authorized Broker-Dealer Requirements	17
5. Authorized Broker-Dealer Exceptions	18
6. Trade Reporting Requirements for Exception Accounts	19
7. Discretionary Accounts	19
8. Reportable Securities Transactions	20
9. Confidentiality of Trading Information	21
10. Prohibited Transactions Involving Securities of Prudential Financial, Inc.	21
11. Code Violations and Sanctions	21
12. Additional Requirements	22
III. Standards and Restrictions for Personal Trading in Securities Issued by Prudential by Designated Persons	23

A. Designated Persons	23
B. Specific Trading Requirements	24
1. Brokerage Account Requirements for Designated Persons	24
2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers	25
3. Reporting New Accounts	26
4. Trading Windows/Blackout Periods	26
5. Preclearance of Trading in Prudential Securities	26
6. Prohibited Transactions Involving Securities of Prudential Financial, Inc.	27
7. PESP	27
C. Supervisory Responsibilities	28
D. Violations of these Standards	28
IV. Trading Restrictions for Associates of Broker-Dealers	29
A. Trade Monitoring for Associated Persons of a Broker-Dealer	29
1. Notification Requirements for Personal Securities Accounts	30
2. Periodic Compliance Training and Sign-off	30
3. Requirement for Supervised Persons	31
B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings	31
C. Private Placements	32
D. Code Violations and Sanctions	32
V. Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers	34
A. Background	34
1. Advisers Act Requirements	34
2. Investment Company Act Requirements	34
B. Definitions	35
C. Conflicts of Interest	35
D. Mutual Fund Reporting and Trading Restrictions	36
1. Mutual Fund Holding Period	36
2. Standards Relating to Reporting and Trading Mutual Funds	37
E. Additional Trading Restrictions for Access and Investment Personnel of PGIM Fixed Income (“FI”), Quantitative Management Associates LLC (“QMA”), PGIM Real Estate Global Real Estate Securities (“GRES”), AST Investment Services, Inc. (“ASTIS”) , Prudential International Investments Advisers, LLC (“PIIA”), Prudential Investments LLC (“PI”).	38
1. Initial Public Offerings	38
2. Private Placements	38

3. Blackout Periods	38
4. Short-Term Trading Profits	39
5. Short Sales	40
6. Options	40
7. Trading Conflicts	40
F. Investment Clubs	40
G. Prohibited Transactions Involving Securities of Prudential Financial, Inc.	40
H. Preclearance	41
I. Exemptions	41
J. Personal Trade Reporting	44
K. Personal Securities Holdings	44
L. Service as a Director	45
M. Gifts	45
N. Code Violations and Sanctions	45
O. Reports to Clients	46
P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)	46
1. Initial Public Offerings	46
2. Private Placements	46
3. Watchlist	47
Q. Additional Trading Requirements for certain Covered Persons	47
1. Watchlist	47
R. Violations of these Standards	47
S. Additional Trading Requirements for Access Persons of Pruco Securities, LLC	47
1. Pruco Securities Watch List	48
2. Initial Public Offerings	48
3. Private Placements	48
VI. Trading Restrictions of Private Asset Management Units	49
A. Background	49
B. Conflicts of Interest	49
C. Requirements of Private-Side Associates	50
D. PCG, PMCC and PGIM Real Estate Material Nonpublic Information Lists	51
E. Investment Clubs	52
F. Mutual Fund Reporting and Trading Restrictions	52
1. Mutual Fund Holding Period	52

2. Standards Relating to Reporting and Trading Mutual Funds	53
G. Personal Securities Holdings	54
H. Private Placements	54
I. Initial Public Offerings	54
J. Additional Restrictions for Certain Units	54
1. Real Estate Units	54
2. PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)	55
3. Prudential Capital Group 90-Day Pricing List	55
K. Violations of these Standards	55
Exhibits	56
Exhibit 1 – Sample Letter to Brokerage Firm	56
Exhibit 2a – Acknowledgment of the Personal Securities Trading Standards - US	57
Exhibit 2b - Acknowledgment of the Personal Securities Trading Standards - International	59
Exhibit 3 – Preclearance and Reporting of Personal Transactions	61
Exhibit 4 – DRIP, PESP and PSPP Requirements Relating to Designated Persons	65
Exhibit 5 – Index Option and Futures Transactions in Broad-Based Indices that are Exempt from Preclearance & Short-Term Trading Prohibitions	70
Exhibit 6 – Personal Securities Holdings Report	71
Exhibit 7 -- Section 16 Insiders and Designated Persons Preclearance Request Form	72
Exhibit 8 -- Non Proprietary Subadvised Mutual Funds	74
Exhibit 9 – Initial Public Offering and Private Placement Preclearance Form for Access Persons and Private-Side Associates	76
Exhibit 10 – PESP Requirements Relating to PRREF Covered Individuals	77

I. Prudential’s Standards On Insider Trading

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to properly protect material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled “Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading”. Additionally, the U.S. Information Barrier Standards have been adopted to provide specific requirements for employees of a U.S. Investment Sector (as defined in the U.S. Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

•	You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit.
•	You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity of Prudential or any company with which Prudential is doing business.
•	If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other associates who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.
•	In the course of your business activities you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone’s personal benefit.

Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.[1],[2] It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section I.H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

(1)	You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.[3] This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while in possession of material nonpublic information.
(2)	If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information.
(3)	You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

(4)	You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information) nor the existence of rumors is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult the Law Department or your Chief Compliance Officer.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An associate working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: “This is not generally known but . . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy, sell, or hold a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department or your Chief Compliance Officer.

Material information may be about Prudential or another public company.

Examples:

•	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);
•	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

•	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);
•	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);
•	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities);
•	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company; or
•	Information about pending litigation involving a company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or
•	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

Example:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping”.

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of

Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading[4]

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an associate who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an associate is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential’s ability to conduct certain business activities including broker-dealer, investment adviser, and investment company activities.

II. Securities Trade Monitoring for Covered and Access Persons

A. The FIS Protegent PTA System

Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Standards to assist in preventing the misuse of material nonpublic information about Prudential or other public companies. All employees are held to the general principles of these Standards to ensure the proper use of material nonpublic information.

However, certain employees are required to have their personal trading activities monitored and may be subject to additional restrictions. Prudential has established a program to monitor the personal securities trading of associates with routine access to nonpublic corporate information about Prudential or any external public company, portfolio management activities, nonpublic mutual fund holdings information or other sensitive information. These individuals are required to have their personal securities transactions monitored in the securities trade monitoring system known as FIS Protegent PTA [5],[6]

B. Covered, Access and Supervised Persons

Certain employees are classified as “Covered” or “Access” Persons (as defined below).[7] These individuals are categorized based on the information to which they have access or their role within the organization. Covered and Access Persons are required to report their personal securities transactions and conform to the authorized broker-dealer requirements (discussed below). Individuals classified as “Access”, “Covered” and “Designated Persons” (as defined in Section III.A.) are collectively referred to as “Monitored Persons” under these Standards.

“Access Persons” - Associates who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations or have access to nonpublic portfolio holdings of mutual funds. See Section V for specific requirements. Certain Access Persons are subject to preclearance of all personal securities trading activity, while other Access Persons may only be subject to specific trading restrictions.

“Covered Persons” – Associates, other than Access Persons, who may have access to sensitive or confidential information about third parties or external companies or those individuals who the Company determines should be monitored due to their role in the organization. Certain Covered

Persons may be subject to preclearance of personal securities trading activity, depending on their access to material non-public information.[8]

“Supervised Persons” - Individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

Supervised Persons are subject to the following requirements:

  Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standard;
  Comply with all applicable federal securities laws; and
  Report any violations of the Code including these Standards to his/her Chief Compliance Officer.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered or Designated Person, as defined in Section III.A., he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements.[9]

If you are unsure as to whether you are an Access, Covered, or Supervised Person, contact your Chief Compliance Officer.

All personal trade monitoring requirements outlined in these standards remain in effect while an employee is on leave of absence, disability, or vacation. In certain circumstances when the employee will have no access to Prudential or its systems while on extended leave, the employee may request a temporary suspension from certain standard requirements. The employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all standard requirements remain in effect for that employee.

C. Trade Reporting Requirements

1. Reporting New Accounts

Covered and Access Persons must promptly report any new bank or brokerage accounts in which securities can be held to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to the Securities Monitoring Unit. Beginning in 2017, brokerage accounts and mutual fund investment accounts activated in connection with Health Savings Accounts, including Cigna Health Savings Accounts, must be reported to the Securities Monitoring Unit. These accounts are reportable in accordance with the requirements of these Standards.

Employees should disclose account information on the Acknowledgment of the Personal Securities Trading Standards form, to PST.Help@Prudential.com, or complete electronically through FIS Protegent PTA Preclearance which can be accessed by typing PST into your browser. We recommend that you bookmark this link for future use. Monitored associates are required to report new accounts within thirty days of activating the account.

2. Personal and Family Member Accounts

You are required to report, in the manner described above, all securities accounts in which you have a beneficial interest, including the following:

(1)	Personal accounts;
(2)	Accounts in which your spouse has a beneficial interest; [10]
(3)	Accounts in which your minor children or any dependent family member has a beneficial interest;[10]
(4)	Joint or tenant-in-common accounts in which you are a participant;
(5)	Accounts for which you act as trustee, executor or custodian;
(6)	Accounts over which you exercise control or have any investment discretion, including accounts of family members and other persons that reside at locations other than your residence; and
(7)	Accounts of any individual to whose financial support you materially contribute.[11]

3. Accounts in which purchases and sales are limited to open-end mutual funds

Investment Personnel, Access Persons, Public-Side Associates and Private-Side Associates must report new brokerage accounts even if they are limited to open-end mutual funds. However, this requirement does not apply to 401(k) accounts, variable annuities, transfer agency accounts and 529 plans acquired directly from the state. Furthermore, authorized broker-dealer requirements, preclearance, duplicate confirmations and statements are not required for mutual fund only accounts. Additionally, the holdings in mutual fund only accounts do not require disclosure on Personal Securities Holdings Reports.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund’s transfer agent, rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to

Prudential. Additionally, 529 College Savings Plans purchased directly from a state sponsor are not subject to these Standards and do not require disclosure.[12]

All Monitored associates are required to complete and sign an annual Acknowledgment Form, attached as Exhibit 2, identifying and listing the location of all reportable securities accounts, including those held at authorized broker-dealers and those held at non-authorized firms. For the latter, your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to the Securities Monitoring Unit.[13] If you are classified as an Access or Covered Person, by signing the annual Acknowledgment Form you are also confirming your obligations of notifying the Securities Monitoring Unit of any changes to your accounts that have been granted exceptions under the authorized broker-dealer requirements.[14] Acknowledgment forms, which are supplied to you electronically by the Securities Monitoring Unit, must be completed annually.[15]

4. Authorized Broker-Dealer Requirements

Covered and Access Persons are required to maintain personal securities accounts at an authorized broker-dealer.[16] The authorized firms are:

•	Charles Schwab
•	Chase Investor Services Corp (CISC)
•	E*TRADE
•	Fidelity Investments
•	JP Morgan Chase
•	Merrill Lynch

•	Morgan Stanley
•	Pruco Securities
•	Raymond James
•	Scottrade
•	TD Ameritrade
•	UBS Financial Services
•	Wells Fargo Advisors

Covered and Access Persons should review the Frequently Asked Questions document which is available through FIS Protegent PTA for additional information about each firm. The account types that are subject to the authorized broker-dealer requirements are listed below in Section II.C.2. Covered and Access Persons must report new accounts within 30 days to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to Prudential via electronic feed.[17]

Prudential Financial, Inc. securities held at Computershare Trust Company, N.A. (“Computershare”) are not required to be transferred.

New Monitored Persons who are subject to this requirement will be required to transfer accounts to an authorized broker-dealer within sixty days of becoming a Covered and/or Access Person. Such Monitored Persons must instruct their brokers to send trading activity (written confirmations and statements) to the Securities Monitoring Unit while they are in the process of transferring their accounts. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. New Monitored Persons should disclose all accounts on the Personal Securities Trading Standards Acknowledgement form or by entering them into FIS Protegent PTA Preclearance. We recommend that you bookmark this link for future use. Alternatively, you may send the new account information to PST.help@Prudential.com.

It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards.

5. Authorized Broker-Dealer Exceptions

Exceptions to the authorized broker-dealer requirement are limited and should be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate Business Unit or Corporate Department Executive at the Senior Vice President (“SVP”) level or above for review.[18] Documentation for all exceptions must be forwarded to your business unit compliance officer for review. Exceptions will be evaluated on a case-by-case basis based on the following criteria[19]:

•	Accounts held jointly with or accounts for spouses who are subject to the same type of personal trading requirements prior to being subject to these Standards. Employees must provide supporting documentation from their spouse’s employer to business unit compliance officers.
•	Accounts for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”) further defined in Section II.C.7. Access and Covered Persons should follow instructions in Section II.C.7. pertaining to Discretionary Accounts and are not required to receive formal SVP approval under the authorized broker-dealer requirements for Discretionary Accounts. However, employees must submit signed copies of managed account agreements to business unit compliance officers to verify the criteria have been met for the account exception. Note, accounts where trading authorization has been granted to another do not qualify as Discretionary Accounts.
•	Blind trusts and family trusts. A copy of the trust agreement must be submitted to the business unit compliance officer. Trust accounts with multiple trustees, where all trustees do not unanimously support transfer of the account, may be eligible for an exception.[20]
•	Accounts holding non-transferable securities that may not, due to their nature, be liquidated without undue hardship to the employee (new purchases generally will not be permitted.)
•	Direct stock purchase or dividend reinvestment plans that are established directly with a public company or certain limited purpose accounts, such as 401(k) accounts and employee stock compensation accounts (Senior Vice President may delegate authority for approving these accounts to the Business Unit Chief Compliance Officer or his/her designee).
•	Accounts of dependent parents for which the Monitored person exercises control or has investment discretion where the account was established prior to the Monitored person’s role in managing the account.

If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

6. Trade Reporting Requirements for Exception Accounts

Even if you are granted an exception to the authorized broker-dealer requirement and are permitted to maintain an account with a broker-dealer who is not authorized, you must direct the brokerage firm(s) that maintain(s) your securities account(s) to send duplicate copies of your trade confirmations and account statements (“trading activity”) to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. Remember, accounts maintained at Charles Schwab, Chase Investor Services Corp. (CISC), E*TRADE, Fidelity Investments, JP Morgan Chase, Merrill Lynch, Morgan Stanley, Pruco Securities, Raymond James, Scottrade, TD Ameritrade, UBS Financial Services and Wells Fargo Advisors, as well as Discretionary Accounts and certain trust accounts, are exempt from this requirement.[21]

For employees outside of the United States who are only classified as Designated Persons, accounts established in Japan, Korea, Singapore, Taiwan, and Mexico are exempt from the duplicate statement and confirmation requirement.[22] However, Prudential Financial, Inc. securities may not be traded in these accounts. Individuals located in these countries who open or maintain accounts in the United States or in other countries not specifically identified will generally be required to send duplicate statements and confirmations to the Securities Monitoring Unit. Designated Persons located outside of the US should contact the Securities Monitoring Unit or their local compliance officer for guidance.

7. Discretionary Accounts

A Discretionary Account is an account for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”). A Discretionary Account agreement may establish general investment objectives but cannot permit the employee to make specific decisions regarding the purchase or sale of any individual securities for the account and the employee must not in fact influence or control such transactions. If the employee has given discretion to a third party, he or she must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Designated, Access and Covered Persons must disclose Discretionary Account(s) to the Securities Monitoring Unit and must provide a copy of the executed investment management agreement to the Securities Monitoring Unit for review and approval, however, duplicate statements and trade confirmations for these accounts are not required to be submitted.[23] However, an employee may be asked to provide Compliance with periodic statements for these discretionary accounts.

These employees are required to complete a periodic certification to the effect that they have not suggested or directed purchases and sales of investments to the discretionary manager nor have they consulted with the discretionary manager regarding the allocation of investments in any way that could affect the selection of specific securities. Additionally, they may be asked periodically to discuss the nature of the account with Compliance. Discretionary investment managers will confirm that the employee has not sought (or will not seek) to influence, control, or direct the account’s investments.

8. Reportable Securities Transactions

In general, all securities transactions are reportable by Access and Covered Persons except where noted below:

  Covered Persons, with the exception of Private-Side Associates as defined in Section VI, are not required to report purchases and sales of open-end mutual funds, affiliated variable insurance products and variable annuities, certificates of deposit and certain United States government securities.
  Investment Personnel, as defined in Section V.B., Access Persons and Private-Side Associates are not required to report certificates of deposit and certain United States government securities.

Individuals under these classifications are, however, required to report purchases and sales of affiliated variable insurance products and variable annuities and any underlying sub-account transactions associated with these products, as well as any transactions and holdings of certain open-end mutual funds as described in Section V.D.

The chart attached as Exhibit 3 identifies the personal securities transactions that are reportable.

9. Confidentiality of Trading Information

The Securities Monitoring Unit uses FIS Protegent PTA which is a third party vendor system that facilitates the surveillance and reporting of personal securities trading information, disclosures, and certifications and reporting. Associates’ personal data, including personal trading information, is housed on Prudential’s own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

10. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees, including Covered and Access Persons, are prohibited from selling short including “short sales against the box”, hedging transactions [24] and from participating in any exchange traded Prudential options or futures transactions on any securities issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of these Standards.

11. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resources personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

12. Additional Requirements

Additional information and guidance can be found in the following Sections:

Requirements for Designated Person – Section III.

Requirements for Associates of Broker Dealers – Section IV.

Requirements for Portfolio Management and Trading Units and Registered Investment Advisers – Section V.

Requirements for Private Asset Management Units – Section VI.

III. Standards and Restrictions for Personal Trading in Securities Issued by Prudential by Designated Persons

This Section specifically addresses the requirements for those associates who have routine access to material nonpublic information about Prudential. These requirements are consistent with policies of leading financial service firms. Specific standards and procedures relating to Section 16 Insiders are addressed in a separate document, which is available through the Securities Monitoring Unit. The requirements and restrictions covered in this Section apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.2 including, but not limited to, accounts for spouses, family members and other persons that reside at locations other than their residence, and accounts for which the Designated Person or his/her family member exercises investment discretion.

A. Designated Persons

A “Designated Person” is an employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential.[25] Material nonpublic information may consist of financial or non-financial information about Prudential as a whole or one or more Divisions or Segments. The Vice Presidents (“VPs”) of Finance for each business unit must identify employees in each unit who have routine access to material nonpublic information about Prudential. It is the responsibility of the VPs of Finance to notify the Securities Monitoring Unit of any changes to this list.

Management of all other business groups and corporate departments are required to identify and inform the Securities Monitoring Unit of any additional employees, who through the performance of their jobs, have regular access to material nonpublic information.

Employees who have been classified as a Designated Person, but believe that they do not have access to material nonpublic information, may request an exception to or reclassification under this requirement. Requests should be forwarded to the business unit compliance officer or Securities Monitoring Unit, who in consultation with the Law Department, will review and facilitate the request. Certain exceptions must be approved by Prudential’s General Counsel.

B. Specific Trading Requirements

All employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company.[26] For purposes of these Standards, all requirements and restrictions relating to Prudential securities include, but are not limited to common stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund (“PFI Common Stock Fund”), employee stock options, restricted stock, restricted stock units, performance shares, performance units, exchange traded or other options and Prudential Financial single stock futures. All employees, including Designated Persons, are prohibited from selling short including “short sales against the box”, hedging transactions[27] and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. Employees are also discouraged from engaging in speculative transactions in Prudential securities and are encouraged to hold Prudential securities for long-term investment.

Designated Persons may only trade Prudential securities (“PRU”) during open trading windows. Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA, are required to preclear all transactions in Prudential securities through the Securities Monitoring Unit prior to execution.[28] This requirement excludes transactions in Prudential mutual funds and annuities. Trades will be approved only during open “trading windows.”

All Designated Persons are subject to the general prohibition relating to short sales and options transactions on Prudential securities. These restrictions apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.2 including, but not limited to, accounts for spouses, family members and other persons that reside at locations other than their residence, and accounts for which the Designated Person or his/her family member exercises investment discretion.

1. Brokerage Account Requirements for Designated Persons

Designated Persons are required to hold and trade Prudential securities (“PRU”) only at an authorized broker-dealer. The authorized firms are Charles Schwab, Chase Investor Services Corp. (CISC), E*TRADE, Fidelity Investments, JP Morgan Chase, Merrill Lynch, Morgan Stanley, Pruco Securities, Raymond James, Scottrade, TD Ameritrade, UBS Financial Services and Wells Fargo Advisors. In addition, the PFI Common Stock Fund may be held in Prudential Employee Savings Plan (“PESP”) or Prudential Deferred Compensation Plan accounts. Designated Persons should review the Frequently Asked Questions document which is available through FIS Protegent PTA. This requirement applies to accounts for you, your family members, or accounts in which you have a beneficial interest or over which you have trading authority. See Section II.C.2. for a complete list of applicable accounts. If you are a Designated Person, and not a Covered Person or an Access Person as defined in Section II.B., you may maintain your accounts at non-authorized broker-dealers for your non-PRU positions. Discretionary Accounts, as defined in Section II.C.7., must be disclosed to the Securities Monitoring Unit and Designated Persons must provide a copy of the signed Discretionary Account agreement to the Securities Monitoring Unit for review and approval.

While PRU stock held by you at Computershare is subject to the provisions of these Standards (e.g., transactions are subject to preclearance and trading window requirements), Designated Persons are not required to transfer PRU positions held at Computershare to an authorized broker-dealer.

2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers

Certain Designated Persons (see table below) who maintain brokerage or certain trust accounts with brokerage firms (for their non-PRU positions) other than the authorized broker-dealers listed in Section III.B.1. above must direct the brokerage firm(s) to send duplicate copies of trade confirmations and account statements to the Securities Monitoring Unit.[29] A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. Duplicate statements and trade confirmations are not required for Discretionary Accounts.

Designated Persons (DPs) Who Must Send Duplicate Confirms and Statements

Type of Designated Person (DP)	Direct unauthorized brokerage firms to send duplicate copies of trade confirmations and account statements
DPs associated with a broker-dealer (e.g. PRUCO, PAD, PIMS)	Yes
DPs Levels 1-6 (and pay grades 56A and 560)	Yes
DPs Levels 7 and below (those NOT associated with a broker-dealer – e.g. PRUCO, PAD, PIMS)	No

3. Reporting New Accounts

Designated Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to the Securities Monitoring Unit.[30]

4. Trading Windows/Blackout Periods

Designated Persons are permitted to trade in Prudential securities only during open trading windows.[31] In addition, sales of stock acquired by participating in the Prudential Stock Purchase Plan (“PSPP”) can be made only during an open trading window and are subject to preclearance by Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA. See Section III.B.5. below. Approximately 48 hours after the Company releases its quarterly earnings to the public, the trading window generally opens and generally will remain open until approximately two weeks before the end of each quarter. In addition, the Company may notify Designated Persons regarding unscheduled blackout periods. For example, in the event the Company decides to make an unscheduled announcement (e.g., a pre quarter-end earnings estimate), Prudential may restrict trading activity during a normally permissible trading window. The Securities Monitoring Unit will notify Designated Persons of the opening of trading windows and the commencement of blackout periods via e-mail. Preclearances, where required, will only be approved weekdays from 6:00 AM through 4:00 PM EST.

5. Preclearance of Trading in Prudential Securities

Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA, are required to preclear all transactions in Prudential securities, including equity and debt securities, through the Securities Monitoring Unit.[32],[33] These Designated Persons should submit requests electronically through the FIS Protegent PTA Preclearance Intranet site which can be accessed by typing PST into your browser(we recommend that you bookmark this link for future use). Since FIS Protegent PTA accommodates single sign on, no additional logging in will be necessary. All approved transactions are valid until the close of the market on the day in which preclearance is granted. Designated Persons located outside of North or South America are granted approval for two business days including the date preclearance is granted, however, trades must be executed before the trading window closes.[34] Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day. (See Exhibit 7 for sample FIS Protegent PTA Preclearance Request Form.)

Transactions that require preclearance include, but are not limited to, the following:

•	Open market transactions through a broker-dealer;
•	Prudential securities transactions executed in Computershare accounts;
•	Gifts received or given;
•	Stock option exercises;
•	Sales of restricted stock, restricted stock units, performance shares and performance units;

•	PESP and Deferred Compensation Plan Company Stock Fund transactions. For more details relating to PESP transactions that are subject to this requirement see Exhibit 4;
•	Prudential Stock Purchase Plan (“PSPP”) transactions. Sales of shares of Prudential stock that have accumulated in your account under the PSPP are permitted during an open trading window.

6. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees are prohibited from selling short including “short sales against the box”, hedging transactions [35] and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not maintain margin accounts. Transactions triggered by margin calls or maintenance fees may result in violations of the Standards. In addition, Designated Persons are prohibited from exercising and selling their employee stock options during a blackout period. As a result, some controls have been established to prevent employee stock option exercises during closed trading windows such as blocks on Designated Persons established at E*Trade, preventing a trade in Prudential common stock from occurring during a closed trading window. However, there are currently no blocking capabilities in place during blackout periods to prevent transactions relating to your PSPP related sales as described above. When no blocking system exists or if a blocking system fails, the employee is still responsible for adherence to these Standards.

7. PESP

Certain controls have been established to prevent trading activity in the PFI Common Stock Fund within PESP during closed trading periods. Additionally, loans and in-service distributions are processed from sources other than the PFI Common Stock Fund and therefore are permitted during closed trading windows; however, repayments may or may not be permitted during a closed window. Remember, it is the Designated Person’s obligation to comply with these Standards including the preclearance and trading window requirements. If a blocking system fails, the employee remains responsible (for a violation of these Standards). See Exhibit 4 for more details.

C. Supervisory Responsibilities

The VPs of Finance, in conjunction with the Business Unit and Department Heads or their designees, are responsible for identifying changes to the Designated Persons list in their areas and informing the Securities Monitoring Unit, and, with the Securities Monitoring Unit, facilitating employee understanding of and conformity with these Standards. The trade monitoring process is conducted by the Securities Monitoring Unit with matters brought to the attention of Business Unit/Department Head management as needed.

D. Violations of these Standards

Violations or other exceptions to Section III of these Standards including the preclearance and trading window requirements are reviewed by the Designated Persons and Pension Risk Transfer Personal Trading Standards Committee.[36] Violations or exceptions that may result in disciplinary action, other than an educational reminder, will be resolved with the employee’s supervisor. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

IV. Trading Restrictions for Associates of Broker-Dealers

A. Trade Monitoring for Associated Persons of a Broker-Dealer

Prudential has three broker-dealers, Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services, LLC (“PIMS”) and Prudential Annuities Distributors, Inc. (“PAD”), referred to collectively as “Broker-Dealers” under this Section.

PIMS and PAD are limited broker-dealers whose primary business is restricted to the facilitation of customer orders in and distribution of Prudential mutual funds and annuities. In addition, PAD offers 529 plan interests and PIMS is a discount broker-dealer that offers brokerage accounts and Individual Retirement Accounts ("IRAs") to roll over customers who were formerly retirement plan participants serviced by Prudential Retirement. Investments offered include mutual funds, stocks, bonds and municipal securities.

Unlike other Prudential businesses that are subject to the personal trade monitoring system, the nature and scope of the PIMS and PAD Broker-Dealers’ businesses are such that their Associated Persons do not have access to material nonpublic information concerning publicly traded securities through their association with the broker-dealer.[37],[38] Accordingly, PIMS and PAD Broker-Dealer associates are generally not required to participate in FIS Protegent PTA. However, pursuant to SEC and FINRA regulations, Broker-Dealer Associated Persons must comply with the reporting requirements listed below.[39] In addition, certain officers and Registered Representatives of Pruco, which is also a federally registered investment adviser, have been identified as Supervised Persons, as defined in Section II.B. The requirements for Supervised Persons are also outlined below in Section IV.A.3.

Pruco is a dually registered broker-dealer and investment adviser. As an investment adviser, Pruco acts as the sponsor of three wrap fee advisory programs, namely PruChoice, a non-discretionary mutual fund program; Managed Assets Consulting Services (“MACS”), a discretionary program, and PruStrategist Portfolios Program (“PSP”). Pruco also offers fee-based financial planning services.

Pruco also offers Exchange Traded Funds (ETFs) across its wrap fee programs.

ETFs are classified as Reportable Securities. Those Pruco IARs who are permitted to recommend the purchase and sale of ETFs are deemed Access Persons, as that term is defined in Section II.B., subjecting them to Prudential’s personal brokerage reporting and trade monitoring requirements, as outlined in Sections II.A. and II.C., and trading restrictions outlined in Section V.S.

Pruco IARs, whether or not they have ETF recommendation authority, are deemed Supervised Persons, as that term is defined in Section II.B.

CLASSIFICATION	SCOPE OF AUTHORITY
Supervised Person	Applies to all Pruco IARs and others as defined in these Standards
Access Person	Applies only to those Pruco IARs with authority to recommend the purchase and sale of ETFs
Associated Person	Applies to Pruco RRs and others as defined in these Standards

1. Notification Requirements for Personal Securities Accounts

In accordance with NASD Rule 3050, Broker-Dealer Associated Persons (“Associated Persons”) must notify the Broker-Dealer to which they are associated, in writing, prior to opening an account at another broker-dealer, and must notify the Broker-Dealer of any accounts opened prior to becoming an Associated Person. Associated Persons must also notify broker-dealers, prior to opening such accounts, that they are an Associated Person of a broker-dealer. However, if the account was established prior to the association of the person with the Broker-Dealer, the Associated Person must notify the broker-dealer in writing promptly after becoming so associated.

These notification requirements apply to all personal securities accounts of Associated Persons and any securities accounts over which they have discretionary authority.

Associated Persons are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.[40]

2. Periodic Compliance Training and Sign-off

The NASD/NYSE Joint Memorandum on Information Barriers and Procedures (NASD Notice to Members 91-45) provides that firms that do not conduct investment banking research or arbitrage activities still must have “reasonable procedures for the education and training of its associates about insider trading” in order to be in compliance with ITSFEA. Annually, all Registered Representatives are required to sign a statement affirming that they have read and understand the policy concerning insider trading as described in the Broker-Dealer’s compliance manual and as set forth in Prudential’s Standards On Insider Trading contained in Section I of these Standards.

3. Requirement for Supervised Persons

Certain Pruco officers and Registered Representatives involved in investment advisory activity have been classified as Supervised Persons.[41] Supervised Persons are subject to the following additional requirements:

  Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standards;
  Comply with all applicable federal securities laws; and
  Report any violations of the Code including these Standards to his/her Chief Compliance Officer or the Securities Monitoring Unit.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered, or Designated Person, he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements outlined in Section II. However, these individuals are still subject to the notification requirements outlined in Section IV.A.1.

B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings

FINRA Rule 5130 prohibits broker-dealers from purchasing or retaining “new issues” in their own accounts and from selling new issues to a restricted person. “Restricted persons” are defined as directors, officers, general partners, employees, associated persons and agents engaged in the investment banking or securities business of any broker-dealer. “New Issues” are any initial public offerings of an equity security.

This basic prohibition also covers sales of new issues to accounts in which any restricted person may have a beneficial interest and, with limited exceptions, to members of the immediate family of such persons. A Restricted Person is permitted to have an interest in an account that purchases new issues (i.e., collective investment accounts including hedge funds, investment partnerships, investment corporations, etc.) provided that the beneficial interests of all restricted persons do not in aggregate exceed 10% of the total account.

The overall purpose of this prohibition is to protect the integrity of the public offering process by requiring that FINRA members make a bona-fide public distribution of securities by not withholding such securities for their own benefit or using the securities to reward other persons who are in a position to direct future business to the firm.

To ensure compliance with this Rule, Associated Persons of Prudential’s Broker-Dealers are prohibited from purchasing securities in any public offerings of equity securities, except as noted below.

The FINRA Rule and these Standards apply to all public offerings of equity securities, whether or not the above broker-dealers are participating in the offering. However, the prohibitions do not apply to purchases of public offerings of investment grade asset-backed securities, open-end mutual funds, closed-end mutual funds, preferred securities, convertible securities or any debt securities, including but not limited to municipal or government securities.

Which accounts are restricted:

Accounts of all Associated Persons of the above broker-dealers and their immediate families are restricted from purchasing equity public offerings of securities. The term “immediate family” includes parents, mother-in-law, father-in-law, spouse, siblings, brother-in-law, sisters-in-law, children and their spouses, or any other person who is supported (directly or indirectly) to a material extent by the Associated Person.

The prohibition does not apply to sales to a member of the Associated Person’s immediate family who is not supported directly or indirectly to a material extent by the associate, if the sale is by a broker-dealer other than that employing the restricted person and the restricted person has no ability to control the allocation of the new issue. For information on this exception, please contact your broker-dealer compliance officer.

C. Private Placements

In order to review private placement transactions in relation to certain conflicts of interest that may arise, all associates of Prudential’s Broker-Dealers must notify their broker-dealer, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private placement transactions, including purchases and sales of limited partnership interests. Such notification should be made to the compliance officer for the broker-dealer or the compliance officer’s designee who will be responsible for approving the private placement transaction.[42] For associates who are subject to preclearance, the preclearance form will satisfy the notification requirement.

D. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, generally comprised of business unit executives, compliance and human resources personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

V. Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers

A. Background

The Investment Advisers Act of 1940 (“Advisers Act”) and the Investment Company Act of 1940 (“Investment Company Act”) govern activities of officers, directors and employees of registered investment advisers and advisers who manage registered investment companies, respectively. These rules set forth specific requirements relating to conflicts of interest and personal securities trading activity.

1. Advisers Act Requirements

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

Generally, the code of ethics applies to all Supervised Persons of the adviser, including all Access Persons of the adviser. The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Standards and the U. S. Information Barrier Standards. Employees identified as Supervised Persons must comply with the Code, including these Standards.[43] Compliance is responsible for notifying each individual who is subject to the Code.

2. Investment Company Act Requirements

Rule 17(j) under the Investment Company Act requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information.

Set forth below are procedures applicable to portfolio management and investment management units and certain associates outside the specific business unit who provide direct support to these units.[44] These procedures are designed to comply with the rules set forth above and industry best practices.[45]

B. Definitions

The following terms are defined for purposes of these Standards:

•	“Access Persons”, as defined in Section II.B., include employees or officers of a mutual fund or investment adviser, who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of a security by the Complex (Complex defined below) or nonpublic portfolio holdings of mutual funds.
•	“Investment Personnel” are Access Persons who are public-side portfolio managers, analysts, traders, or certain other individuals as designated by the compliance officer. Note: Investment Personnel from PI’s Strategic Investment Research Group (“SIRG”) are subject to slightly different requirements with respect to Initial Public Offerings and Short Term Trading Profit provisions. These requirements are expressly noted in these sections.
•	A “pending buy or sell order” exists when a decision to purchase or sell a security has been made and communicated.
•	The “Complex” includes all portfolios managed by the business unit or group of units to which an individual is deemed to have access.

C. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Access Persons must act in accordance with the following general principles:

•	It is their duty at all times to place the interests of investment company shareholders and other investment advisory clients first.
•	Access Persons should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.
•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.
•	Access Persons must not only seek to achieve technical compliance with these Standards, but should strive to abide by the spirit and the principles articulated herein.

Example:

An appearance of a conflict of interest may occur if, following a meeting with a representative of an issuer, an analyst buys the issuer’s securities for his or her personal account, but does not recommend his or her client purchase such securities.

•	Access Persons may not take inappropriate advantage of their positions.
•	Access Persons must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders or clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.
•	Access Persons may not bunch a personal order with a client order.
•	Access Persons may not conduct personal business with brokers who execute trades for their portfolios.

D. Mutual Fund Reporting and Trading Restrictions

Investment Personnel and Access Persons are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, Investment Personnel and certain officers of PGIM and Prudential Investments LLC (“PI”) are required to hold all proprietary and certain non-proprietary subadvised mutual funds for a period of sixty days. Investment Persons and Access Persons are also required to report mutual fund transactions covered under these Standards as described below.

1. Mutual Fund Holding Period

Investment Personnel and certain PGIM, PI, and AST Investment Services, Inc. (“ASTIS”) officers and/or employees are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds and the PESP Fixed Rate Fund, for a period of at least sixty days.[46],[47] Proprietary funds include Prudential Investments, Advanced Series Trust, Prudential Series Fund, Target, and Variable Contract Accounts 2, 10, and 11. Non-proprietary subadvised funds are defined in Exhibit 8. Specifically, Investment Personnel and certain PGIM and PI employees are prohibited from executing a purchase and a sale of the same proprietary or certain non-proprietary subadvised mutual fund during any sixty day period.[48] This restriction applies to accounts for which Investment Personnel and certain PIM and PI employees have a direct or indirect beneficial interest, including household members. See Section II.C. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Committee.[49]

2. Standards Relating to Reporting and Trading Mutual Funds

Access Persons are required to report all transactions in proprietary and certain non-proprietary subadvised mutual funds.[50] This requirement applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members. Transactions in proprietary funds that are held directly at the transfer agency (Prudential Mutual Fund Services, LLC) are monitored by the Securities Monitoring Unit via electronic feed and therefore, employees are not required to independently report such transactions. See Section II.C.

Access Persons may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), the Prudential Employee Savings Plan (“PESP”), or the Jennison Associates (“Jennison”) Savings Plan.[51] However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit, Compliance Department. For certain non-proprietary subadvised funds, Access Persons must notify fund complexes within ten business days of receipt of these Standards requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.[52]

Investment Personnel and Access Persons must notify the Securities Monitoring Unit of all mutual fund accounts. This includes accounts of all household members, 401(k) Plans held at other companies, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and certain non-proprietary subadvised mutual funds.[53] In addition, Investment Personnel and Access Persons must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards.

E. Additional Trading Restrictions for Access and Investment Personnel of PGIM Fixed Income (“FI”), Quantitative Management Associates LLC (“QMA”), PGIM Real Estate Global Real Estate Securities (“GRES”), AST Investment Services, Inc. (“ASTIS”) , Prudential International Investments Advisers, LLC (“PIIA”), Prudential Investments LLC (“PI”)[54].

The following restrictions and requirements apply to all accounts in which Access Persons and Investment Personnel have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

1. Initial Public Offerings

Investment Personnel, excluding SIRG’s Investment Personnel, are prohibited from purchasing initial public offerings of securities.[55] Access Persons and SIRG’s Investment Personnel must obtain preclearance prior to purchasing initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities.

2. Private Placements

Investment Personnel and Access Persons are prohibited from acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the local business unit head in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

Investment Personnel must disclose their private placement holdings to the business unit compliance officer and the business unit’s chief investment officer when the Investment Personnel play a part in the consideration of any investment by the portfolio in the issuer. In such circumstances, the portfolio’s decision to purchase securities of the issuer will be subject to independent review by appropriate personnel with no personal interest in the issuer.

3. Blackout Periods

Access Persons are prohibited from knowingly executing a securities transaction on a day during which any portfolio in their Complex has a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn.[56] This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index. Transactions inadvertently executed by an Access Person during a blackout period will not be considered a violation and disgorgement will not be required provided that the transaction was effected in accordance with the preclearance procedures applicable to such person under the Standards and without prior knowledge of any pending purchase or sale orders in the Complex in the same or equivalent security.

Investment Personnel are prohibited from knowingly buying or selling a security within seven calendar days before or after a portfolio in their Complex trades in the same or an equivalent security. Nevertheless, a personal trade by any Investment Personnel shall not prevent a portfolio in the same business unit from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by their business unit compliance officer.[57] This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Profits realized on transactions that are executed during blackout periods may be required to be disgorged. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

4. Short-Term Trading Profits

Investment Personnel, excluding SIRG’s Investment Personnel, are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty calendar day period.[58] SIRG’s Investment Personnel are prohibited from profiting from a purchase and sale, or sale and purchase of the same or equivalent exchange traded fund within any sixty calendar day period. In keeping with the spirit of this restriction, Investment Personnel should not engage in options or other derivative strategies, even if intended solely to generate option premium income, that lead to the exercise or assignment of securities that would result in a prohibited transaction, i.e., writing a short call or buying a long put with an expiration date of less than sixty days. Any such transaction would be considered as turnover within the sixty day period and will result in a violation of these Standards. Investments in derivatives offer a variety of alternative investment strategies and it is incumbent upon the investor to understand the potential outcomes of using derivatives and to take into account whether a violation of these Standards may occur. Profits realized on such proscribed trades must be disgorged. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held.[59]

5. Short Sales

Access Persons may not sell any security short which is owned by any portfolio managed by the business unit with the exception of short sales “against the box.” A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities. However, employees may not sell short Prudential securities under any circumstances.

6. Options

Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons may purchase options on securities not traded by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Personnel should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

7. Trading Conflicts

To avoid perceived or actual conflicts inherent in managing client assets, the personal trading of Investments Persons must not be opposed to the prevailing strategy they employ on behalf of clients. Consequently, Investment Persons are prohibited from effecting trades in securities also held in portfolio(s) they manage, where such trades represent an investment view that is inconsistent with the strategy then employed for their clients.

F. Investment Clubs

Access Persons and Investment Persons may not participate in investment clubs.

G. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees, including Access Persons, are prohibited from selling short including “short sales against the box”, hedging transactions[60] and from participating in any exchange traded options or futures transactions on any Prudential securities. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. These requirements are outlined in Section III of these Standards.

H. Preclearance

Access and Investment Persons of FI, QMA, PIIA, ASTIS, GRES and PI must preclear all personal securities transactions with the exception of those identified in Section V.I. below.[61],[62] See also Exhibit 3 for a list of securities transactions requiring preclearance. Preclearance is also not required for both proprietary and non-proprietary subadvised mutual funds. All requests for preclearance are submitted to the business unit compliance officer for approval using the FIS Protegent PTA automated preclearance website which can be accessed by typing PST into your browser. We recommend that you bookmark this link for future use.[63],[64]

All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted by the Access Person.

I. Exemptions

The following exemptions apply to the blackout periods, short-term trading profit rule, preclearance requirements and mutual fund sixty-day holding period as noted below.[65]

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[66]	Mutual Fund 60-Day Holding Period
Ineligible Securities [67]	Not Applicable	Not Applicable	Required	Applies
Exercise of rights issued by an issuer [68]	Not Applicable	Not Applicable	Required	Applies

De Minimis Transactions:

1) Any trades, or series of trades effected over a 30 calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security, if the Access Person has no prior knowledge of activity in such security by any portfolio in the business unit.[69]

2) Any fixed-income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale), if the Access Person has no prior knowledge of transactions in such security by any portfolio in the business unit.

	Not Applicable	Not Applicable	Required	Applies

Discretionary Accounts [70]	Not Applicable	Not Applicable	Not Required	Not Applicable
Index Options on a Broad Based Index [71]	Not Applicable	Not Applicable	Not Required	Not Applicable
Unit Investment Trusts and Open-End Mutual Funds, including Exchange Traded Funds (“ETFs”)	Applies to all ETFs with limited exceptions for certain broad based funds and options that track such funds.[72] Not Applicable for all other UITs and Open-end funds.	Applies to all ETFs. Not Applicable for all other UITs and Open-end funds.	Required for all ETFs.[73] Not required for all other UITs and Open-end funds.	Applies – See Section V.D.1.
Non-volitional Transactions and Dividend Reinvestment Plans (DRIPS)	Not Applicable	Not Applicable	Not applicable for non-volitional transactions. For non-Prudential stock DRIPs, the plan requires approval and subsequent transactions do not require preclearance.	Not Applicable

Automatic Investment/ Withdrawal Programs and Automatic Rebalancing [74]	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not required - However, transactions that override any pre-set schedule or allocation must be precleared and reported to the Securities Monitoring Unit.	Not Applicable
PSPP Transactions [75]	Applies only to PSPP sales. Purchases made under PSPP are exempt.	Applies only to PSPP sales. Purchases made under PSPP are exempt.	Required only for Prudential stock sold under the PSPP. Only Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons, are required to preclear. Elections and purchases made under the plan are exempt.	Not Applicable
Prudential Financial, Inc. common stock	Only applies to employees of QMA, including its support functions	Only applies to employees of QMA, including its support functions. Designated Persons should refer to Section III.4.	Only applies to Designated Persons at levels 1 – 6 and 56A and 560, Section 16 Officers/Directors, and employees of QMA, including its support functions	Not Applicable

Proprietary Closed-end Funds[76]	Applies to certain Access and Investment Persons	Applies to certain Access and Investment Persons	Applies to certain Access and Investment Persons	Not applicable- See Short Swing Profit Rule prohibition

J. Personal Trade Reporting

All Access Persons must participate in FIS Protegent PTA Trade Monitoring System as described in Section II of these Standards. In addition, all Access Persons must preclear all private securities transactions immediately and report completion of the transaction promptly, in any event not later than ten days following the close of each quarter in which the trade was executed. Forms to report such private securities transactions are available from your business unit compliance officer or the Securities Monitoring Unit.

K. Personal Securities Holdings

Within ten calendar days of becoming an Access Person, and thereafter on an annual basis, Access Persons (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.[77],[78] This includes those positions held in 401(k) Plans held at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Accounts, as defined in Section II.C.7., and certain trust accounts are not required to be reported. Holdings Reports must include information that is current within the previous forty five days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

L. Service as a Director

Consistent with Prudential standards, Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, absent prior authorization from the business unit compliance officer or pursuant to Prudential Standards based upon a determination that the board service would not be inconsistent with the interests of the investment company or other clients. In the limited instances that such board service may be authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of an Information Barrier or other procedures designed to address the potential conflicts of interest.

M. Gifts

Consistent with Prudential’s Gift and Entertainment Policy, Access Persons are prohibited from receiving any gift or other thing that would be considered excessive in value from any person or entity that does business with or on behalf of Prudential. Access Persons must comply with Company limits and reporting guidelines for all gifts and entertainment given and/or received.

N. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resource personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

O. Reports to Clients

The Board of Directors/Trustees of any investment company client will be provided, as requested by client or otherwise required by regulation, with a report, no less frequently than annually, which at a minimum:

•	Certifies that the investment adviser/portfolio management unit has adopted procedures reasonably necessary to prevent its Access Persons from violating these Standards;
•	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;
•	Identifies material violations of these Standards and sanctions imposed in response to those violations; and
•	Identifies any recommended changes in existing restrictions or procedures based upon experience under these Standards, evolving industry practices, or developments in applicable laws and regulations.

P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)

The following restrictions and requirements apply to all accounts in which GPSI Access Persons have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

1. Initial Public Offerings

GPSI Access Persons must preclear purchases of initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

2. Private Placements

GPSI Access Persons are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer, based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

3. Watchlist

GPSI Access Persons may be restricted from purchasing or selling securities of certain issuers on the GPSI Watchlist. Such restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above. Associates who held GPSI Watchlist securities prior to becoming a GPSI Access Person, the security being placed on the GPSI Watchlist or the institution of these Standards must obtain written approval from their business unit compliance officer prior to the sale of such securities.

Q. Additional Trading Requirements for certain Covered Persons

1. Watchlist

Certain Covered Persons in Prudential Retirement and other areas of the company may be restricted from purchasing or selling securities of certain issuers engaged in pension risk transfer activities.[79] Such restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above. Associates who held pension risk transfer securities prior to becoming a Covered Person, the security being placed on a Watchlist or the institution of these Standards, must obtain written approval from their business unit compliance officer prior to the sale of such securities.

If you are a Covered Person subject to pension risk transfer restrictions, you must determine whether the security you intend to trade is restricted prior to executing a trade. You can confirm the restricted status of a security by entering a preclearance request into FIS Protegent PTA. Preclearance approval is valid until the close of the market on the day preclearance is granted. Trading in a restricted security is prohibited and may result in review by a disciplinary committee and potential disciplinary action.

R. Violations of these Standards

Violations or other exceptions to these standards, excluding GPSI, are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

S. Additional Trading Requirements for Access Persons of Pruco Securities, LLC

Those IARs of Pruco Securities, LLC who are deemed Access Persons, as set forth in Section IV.A. and defined in Section II.B., are subject to the following restrictions.

1.	Pruco Securities Watch List

Pruco Securities will maintain a watch list of ETFs that are offered across its programs. Pruco Securities Access Persons’ personal brokerage accounts will be monitored to assure against apparent conflicts of interest.

2.	Initial Public Offerings

Pruco Securities Access Persons must obtain preclearance prior to purchasing initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include government or municipal securities.

3.	Private Placements

Pruco Securities Access Persons are prohibited from acquiring any securities in a private placement without express approval. Such approval must be obtained from the Registered Principal in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

VI. Trading Restrictions of Private Asset Management Units

A. Background

The Advisers Act governs activities of officers, directors and employees of registered investment advisers. The rules under the Advisers Act set forth specific requirements relating to conflicts of interest and personal securities trading activity.

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their Personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

The code of ethics applies to all Supervised Persons of the adviser, including all “Access Persons” of the adviser. Under the rules, “Access Persons” are considered employees of the adviser who have access to client recommendations and trading activity. Based on this definition, Private-Side Associates, as defined in Section VI.C. below, (excluding employees of PMCC) would be considered “Access Persons” and be subject to the requirements of the rules due to their access to investment advisory client recommendations and trading activity. In addition, employees of Prudential Real Estate Fixed Income Investors (“PREFII”) are considered Supervised Persons under the rules.

The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Standards and the U.S. Information Barrier Standards. Employees identified as Supervised Persons must comply with the Code, including these Standards. Compliance is responsible for notifying each individual who is subject to the Code. Sections II and VI of these Standards set forth the requirements that are intended to enable Private-Side Associates to comply with Rule 204A-1.

B. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Private-Side Associates must act in accordance with the following general principles:

•	It is their duty at all times to place the interests of investment advisory clients and investment company shareholders first.
•	Private Side Associates should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.
•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Private-Side Associates must not only seek to achieve technical compliance with these Standards, but should strive to abide by the spirit and the principles articulated herein.
•	Private-Side Associates may not take inappropriate advantage of their positions.
•	Private-Side Associates must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.
•	Private-Side Associates may not bunch a personal order with a client order.
•	Private-Side Associates may not conduct personal business with brokers who execute trades for their portfolios.

C. Requirements of Private-Side Associates

Reporting Requirements

In addition to the personal securities trade reporting requirements set forth in Section II of these Standards, all associates of Private Asset Management units of PGIM are subject to certain trading restrictions as set forth below. The Private Asset Management units of PGIM are as follows: Prudential Capital Group (“PCG”), PGIM Real Estate and Prudential Mortgage Capital Company (“PMCC”).[80] These individuals are referred to as Private-Side Associates throughout these Standards.

The following restrictions and requirements apply to all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

Such restrictions apply to transactions in any securities accounts for which the associate maintains a beneficial interest, including the following:

•	Personal accounts;
•	Joint or tenant-in-common accounts in which the associate is a participant;
•	Accounts for which the associate acts as trustee, executor or custodian;
•	Accounts in which the associate’s spouse has a beneficial interest;
•	Accounts in which the associate’s minor children or any dependent family member has a beneficial interest;
•	Accounts over which the associate exercises control or has any investment discretion including accounts of family members and other persons that reside at locations other than the associate’s residence; and
•	Accounts of any individual to whose financial support the associate materially contributes.

Preclearance Requirements

Private-Side Associates are required to preclear personal securities transactions. See Exhibit 3 for a list of securities transactions that require preclearance. Failure to preclear will be subject to review by the Personal Securities Trading/Mutual Fund Code of Ethics Committee and potential disciplinary action. Requests for preclearance are submitted to the business unit compliance officer for approval using the FIS Protegent PTA automated preclearance website which can be accessed by typing PST into your browser.

Approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted by the Private-Side Associate.

D. PCG, PMCC and PGIM Real Estate Material Nonpublic Information Lists

Under the U.S. Information Barrier Standards, PCG, PMCC and PGIM Real Estate are each required to maintain a material nonpublic information list (“MNPI Lists”) containing the names of publicly traded issuers about which they possess material nonpublic information. In addition, PCG maintains a list of companies that have issued public securities on a PCG Portfolio Holdings List, as well as the PCG 90 Day Pricing List and the PCG Watch and Early Warning List. PGIM Real Estate, PCG and PMCC employees are restricted from purchasing or selling securities of the issuers on the PCG, PMCC and PGIM Real Estate MNPI Lists as well as PCG’s Portfolio Holdings List, 90 Day Pricing Lists and PCG Watch and Early Warning List (“Applicable Restricted Lists”) for their personal accounts. These restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above.

For clarity, all Private-Side Associates are subject to all restricted lists for the relevant units except that only PMCC and PGIM Real Estate employees are subject to the REIT/REOC Restricted List, as referred to in Section VI.J.2.

Associates may not provide the Applicable Restricted Lists to individuals outside of their investment sector and may not advise a person of another investment segment or a person not employed by Prudential that a security is restricted because Prudential is in possession of material nonpublic information.

The employee should instruct individuals (e.g., spouse, parent, etc.) who exercise control or have investment discretion over an account in which the associate has a beneficial interest to check with the associate prior to purchasing or selling any security for such account to ensure that no trade is placed in a security of an issuer on any of the Applicable Restricted Lists. Private-Side Associates are required to preclear personal securities transactions for all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2. See Section VI.J.1 below for more information.

In the case of a Discretionary Account (as defined in Section II.C.7.), the preceding rule does not apply and the associate must not discuss any security or issuer with the broker or investment adviser in advance of any trade.

E. Investment Clubs

Private-Side Associates are prohibited from participating in investment clubs.

F. Mutual Fund Reporting and Trading Restrictions

Private-Side Associates are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, certain officers of PGIM are required to hold all proprietary and certain non-proprietary subadvised mutual funds for a period of sixty days.[81] Private-Side Associates are also required to report mutual fund transactions covered under these standards as described below.

1. Mutual Fund Holding Period

Certain officers of PGIM are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds and the PESP Fixed Rate Fund, purchased for a period of sixty days.[82] [83] Proprietary funds include Prudential Investments, Target, Advanced Series Trust, Prudential Series Fund and Variable Contract Accounts 2, 10, and 11. Non-proprietary subadvised funds are defined in Exhibit 8. Specifically, affected officers are prohibited from executing a purchase and a sale of the same proprietary or non-proprietary subadvised mutual fund during any sixty day period.[84] This restriction applies to accounts for which these officers have a direct or indirect beneficial interest, including household members. See Section II.C. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”).[85],[86]

2. Standards Relating to Reporting and Trading Mutual Funds

Private-Side Associates are required to report all transactions of proprietary and certain non-proprietary subadvised mutual funds.[87] This requirement applies to accounts for which Private-Side

Associates have a direct or indirect beneficial interest, including household members. See Section II.C.

Private-Side Associates may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), or the Prudential Employee Savings Plan (“PESP”).[88] However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit. For certain non-proprietary subadvised funds, Private-Side Associates must notify fund complexes within ten business days of receipt of these Standards requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.[89]

Private-Side Associates must notify the Securities Monitoring Unit of any mutual fund accounts that can trade proprietary or certain non-proprietary subadvised funds. This also includes accounts of all household members, 401(k) Plans held at other companies, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and certain non-proprietary subadvised mutual funds.[90] In addition, Private-Side Associates must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards.

G. Personal Securities Holdings

Within ten calendar days of becoming a Private-Side Associate, and thereafter on an annual basis, Private-Side Associates (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., hedge funds, limited partnership interests, private placements, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.[91] This includes those positions held in 401(k) Plans at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Accounts, as defined in Section II.C.7., and certain trust accounts are not required to be reported. Holdings Reports must include information that is current within the previous forty five days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

H. Private Placements

Private-Side Associates are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer (such person having no personal interest in such purchases or sales), who may consult with the local business unit head when reviewing the request. Approval will be granted based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

I. Initial Public Offerings

Private-Side Associates must preclear all purchases of initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

J. Additional Restrictions for Certain Units

1. Real Estate Units

In order to comply with certain U.S. federal securities laws and to prevent actual and apparent conflicts of interest in the Private Asset Management Real Estate units, all associates of PGIM Real Estate, PMCC and functional associates who are co-located with these units are restricted from purchasing interests in real estate investment trusts (“REITs”) and real estate-related securities as governed by those units’ respective restricted lists.[92]

PGIM Compliance maintains the REIT/REOC Restricted List, which constitutes the broad universe of REIT securities using conventional sources, and for which associates are prohibited from trading. Please note however, that absence from this list does not indicate approval to trade. This prohibition applies to all REITs and real estate-related securities, whether they are on the list or not.

Currently, in order to confirm whether a security is restricted, Private-Side Associates must enter a preclearance request into FIS Protegent PTA. FIS Protegent PTA can be accessed by typing PST into your browser.

Associates who hold REIT securities or real estate securities prior to the institution of these Standards or joining PGIM Real Estate and PMCC must obtain written approval from PGIM Compliance prior to the sale of such securities. Associates of the Private Asset Management Real Estate units will be permitted to purchase shares of open-end mutual funds that invest in REITs or real estate securities.

2. PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)

PGIM Real Estate employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window - see Exhibit 10 for the PESP Requirements for

PRREF Covered Individuals and note that initial enrollment in Goalmaker is only permitted during an open PRREF trading window. Some controls have been established to prevent transactions during closed trading windows. If a blocking system fails, the employee is still responsible for adherence to these Standards. PGIM Real Estate Compliance will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

3. Prudential Capital Group 90-Day Pricing List

To prevent actual or apparent conflicts of interest and to assure compliance with ITSFEA, all Private-Side Associates (and functional associates in support thereof) are prohibited from purchasing or selling securities of companies listed on PCG’s 90 Day Pricing Summary Update for Public Companies (90 Day Pricing List). Currently, Private-Side Associates who have access to information about investment advisory client transactions and holdings involving public securities are prohibited from trading the securities of those publicly traded issuers and must preclear using FIS Protegent PTA Preclearance. FIS Protegent PTA can be accessed by typing PST into your browser. We recommend you bookmark this site.

K. Violations of these Standards

Violations or other exceptions to these standards are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

Exhibits

Exhibit 1 – Sample Letter to Brokerage Firm

TO: Broker-Dealer

RE: Account #:

Date of Establishment:

Dear Sir/Madam:

Please furnish to Prudential Financial, Inc. (“Prudential”), copies of all trade confirmations and account statements with respect to all transactions for the above listed account(s). Please include all transactions in shares of unit investment trusts, exchange traded funds and all closed-end mutual funds.

Copies of these confirmations and statements should be sent to Prudential, as trades are effected, addressed as follows:

Prudential Financial, Inc.

Compliance Department

P.O. Box 919

Newark, NJ 07101-9998

This request is being made pursuant to NASD Rule 3050 and/or Rule 204-2(a) of the Investment Advisers Act, as applicable.

Very truly yours,

cc: Vice President, Compliance

Compliance Department

Exhibit 2a – Acknowledgment of the Personal Securities Trading Standards - US

For employees required to report their transactions in FIS Protegent PTA as described in Section II of these Standards, please complete the following acknowledgment and send it to:

Prudential Financial, Inc.

Compliance Department

P.O. Box 919

Newark, NJ 07101-9998

I have read and understand the Personal Securities Trading Standards and have and will continue to comply in all respects with the rules contained therein.

I confirm that I have instructed in writing all brokers for all securities accounts in which I maintain a beneficial interest, as described below, to send duplicate copies of all confirmations covering any transactions as trades are effected and all account statements to the address listed above. I understand that for accounts maintained at:

•	Charles Schwab
•	Chase Investor Services Corp (CISC)
•	E*TRADE
•	Fidelity Investments
•	JP Morgan Chase
•	Merrill Lynch
•	Morgan Stanley
•	Pruco Securities
•	Raymond James
•	Scottrade
•	TD Ameritrade
•	UBS Financial Services
•	Wells Fargo Advisors

as well as Discretionary Accounts as defined in Section II.C.7., I do not need to contact these brokers in writing. Beneficial interest includes the following:

•	personal accounts;
•	accounts in which my spouse has a beneficial interest;**
•	accounts in which my minor children or any dependent family member has a beneficial interest;**
•	joint or tenant-in-common accounts in which I am a participant;
•	accounts for which I act as trustee, executor or custodian;
•	accounts over which I exercise control or have investment discretion;
•	accounts of any individual to whose financial support I materially contribute; and
•	accounts in which purchases and sales are limited to open-end mutual funds.***

** Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

*** This requirement only applies to Investment Personnel, Access Persons, Public-Side and Private-Side Associates. Duplicate confirmations and statements are not required for such accounts.

Set forth below (and on accompanying pages if necessary) is a list of all such accounts (including my Discretionary Accounts and accounts held at Charles Schwab, E*Trade, Merrill Lynch, TD Ameritrade, UBS Financial Services, Fidelity Investments, Pruco Securities, Wells Fargo Advisors, JP Morgan Chase, Chase Investor Services Corp. (CISC), Morgan Stanley, Scottrade and Raymond James) indicating the individual holding the account, the name of the institution, and the account number. I understand that I must promptly advise the Compliance Department of any change in this information or changes to my previously reported Discretionary Account agreements or circumstances surrounding these Discretionary Accounts and that I cannot influence or control trades in Discretionary Accounts. I understand that if I have been classified as a Covered or Access Person that in the event circumstances change for an account for which I have been granted an exception to maintain at a non-authorized brokerage firm, I must notify the Compliance Department immediately and request that the account be reviewed in light of the changed circumstances.

_____________________________ ______________________________

Full Name of Employee Business Unit/Location

_____________________________ ______________________________

Signature Date

List of all Accounts

Name of Individual	Name of Institution	Account Number

Exhibit 2b - Acknowledgment of the Personal Securities Trading Standards - International

I have read and understand the Personal Securities Trading Standards and have and will continue to comply in all respects with the rules contained therein.

I confirm that, where applicable, I have instructed in writing all brokers for all securities accounts in which I maintain a beneficial interest, as described below, to send duplicate copies of all confirmations covering any transactions as trades are effected and all account statements to the address listed below. I confirm that in cases where the broker cannot forward account information to Prudential that I will provide copies of all confirmations and account statements to Prudential in a timely manner. I understand that my account information will be maintained in a secure manner and available to only limited individuals with a business need for the information.

Prudential Financial, Inc.

Compliance Department

P.O. Box 919

Newark, NJ 07101-9998

USA

I understand that for accounts maintained at Charles Schwab, Chase Investor Services Corp (CICS), E*Trade, JP Morgan Chase, Merrill Lynch, Morgan Stanley, TD Ameritrade, UBS Financial Services, Fidelity Investments, Pruco Securities, Raymond James, Scottrade or Wells Fargo Advisors, as well as Discretionary Accounts as defined in Section II.C.7., I do not need to contact these brokers in writing. Beneficial interest includes the following:

•	personal accounts;
•	accounts in which my spouse has a beneficial interest;**
•	accounts in which my minor children or any dependent family member has a beneficial interest;**
•	joint or tenant-in-common accounts in which I am a participant;
•	accounts for which I act as trustee, executor or custodian;
•	accounts over which I exercise control or have investment discretion,
•	accounts of any individual to whose financial support I materially contribute; and
•	accounts in which purchases and sales are limited to U.S. open-end mutual funds.***

** Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

*** This requirement only applies to Investment Personnel, Access Persons, Public-Side and Private-Side Associates. Duplicate confirmations and statements are not required for such accounts.

Set forth below (and on accompanying pages if necessary) is a list of all such accounts (including my Discretionary Accounts and accounts held at:

•	Charles Schwab
•	Chase Investor Services Corp (CISC)
•	E*TRADE
•	Fidelity Investments
•	JP Morgan Chase
•	Merrill Lynch

•	Morgan Stanley
•	Pruco Securities
•	Raymond James
•	Scottrade
•	TD Ameritrade
•	UBS Financial Services
•	Wells Fargo Advisors

) indicating the individual holding the account, the name of the institution, and the account number. I understand that it is my obligation to ensure that Compliance has an accurate record of each account holder identified below. I understand that I must promptly advise the Compliance Department of any change in this information or changes to my previously reported Discretionary Account agreements or circumstances surrounding my Discretionary Accounts and that I cannot influence or control trades in Discretionary Accounts. I understand that if I have been classified as a Covered or Access Person that in the event circumstances change for an account for which I have been granted an exception to maintain at a non-authorized brokerage firm, I must notify the Compliance Department immediately and request that the account be reviewed in light of the changed circumstances.

I freely give my explicit unambiguous consent for this account information to be forwarded to Prudential’s Securities Trade Monitoring Unit in the U.S. for the purpose of monitoring my trading activities to ensure compliance with the Personal Securities Trading Standards and the various securities laws and regulations governing insider trading and the protection of material nonpublic information.

_____________________________ ______________________________

Full Name of Employee Business Unit/Location

_____________________________ ______________________________

Signature Date

List of all Accounts

Name of Individual	Name of Institution	Account Number

Exhibit 3 – Preclearance and Reporting of Personal Transactions

Investment Category/ Method	Sub-Category	Reportable (Yes/No)	Requires Pre-clearance for Access and Investment Personnel[93],[94]	Comments
Bonds	ABS Agency CMOs Convertibles Corporates MBS Municipals Public Offerings Treasury Bills, Treasury Notes, Treasury Bonds	Yes Yes Yes Yes Yes Yes Yes Yes No

Yes

Yes – only QMA & FI Investment Personnel; for all others no preclearance required.

Yes

Yes

Yes

Yes – only FI Investment Personnel; for all others No preclearance required.

Yes

Yes

Yes - only FI Investment Personnel; for all others No preclearance required.

Stocks (Purchases and sales of Individual Stocks)

Common (non-Prudential securities)

Common (Prudential securities only)

Optional Dividend Reinvestments

Preferred

Public Offerings (Initial & Secondary)

Rights

Warrants

Dividend Reinvestments Plans (Initial Enrollment)

Automatic Dividend Reinvestments

		Yes Yes Yes Yes Yes Yes Yes Yes-except for Prudential Stock No	Yes Yes- exceptions apply, see comments Yes Yes Yes Yes Yes Yes- except for Prudential stock No- However, initial enrollments require preclearance.

Private-Side Associates must preclear initial public offerings of securities, see Section VI.I.

Transactions in Prudential only need to be precleared by employees of QMA, including its support functions, and Designated Persons at levels 1 – 6 and 56A and 560.

Private Placements including Limited Partnerships and Hedge Funds		Yes	Yes	Private-Side Associates must preclear private placement transactions, see Section VI.H.

Investment Category/ Method – CONTINUED	Sub-Category	Reportable (Yes/No)	Requires Pre-clearance for Access and Investment Personnel [95]	Comments
Open End Mutual Funds- For Designated and Covered Persons	Proprietary Non Proprietary Prudential Financial, Inc. Common Stock Fund 529 Plans	No No Yes No	See rules below for Access and Investment Persons. Designated Persons at levels 1 – 6 and 56A and 560 must preclear all transactions in Prudential securities.	Transactions of the Prudential Financial, Inc. Common Stock Fund executed in the PESP plan are fed electronically to FIS PROTEGENT PTA.
Open End Mutual Funds- For Investment Personnel, Access Personsand Private-Side Associates	Exchange Traded Funds Proprietary Non-Money Market Non-proprietary subadvised Non-Money Market Proprietary and Non-Proprietary Off-Shore Funds Money Market Funds Non Affiliated 529 Plans	Yes Yes Yes[96] Yes[96] No No No[97]	Yes- see comments No No No No No No

All ETFs must be precleared, including those registered as open end mutual funds.

Proprietary Funds include Prudential Investments, Target, Advanced Series Trust, and Variable Contract Accounts 2, 10 & 11. A list of non-proprietary subadvised funds can be found in Exhibit 8.

Closed End Funds & Unit Investments Trusts	Affiliated Funds Affiliated Unit Investment Trusts Non-Affiliated Funds Non-Affiliated Unit Inv. Trusts	Yes Yes Yes Yes	Yes No- see comments Yes No- see comments	All ETFs must be precleared, including those registered as unit investment trusts.
Derivatives

Any Exchange Traded, NASDAQ,

or OTC Option or Future including

but not limited to:

Security Futures/Single Stock Futures

All other Futures (Including Financial Futures)

Options on Foreign Currency

Options on Futures

Options on Indexes

Options on Securities

		Yes No Yes Yes Yes Yes	Yes No- see comments Yes – only FI Investment Personnel; for all others No preclearance required. Yes Yes- see comments Yes

Purchases and Sales of options on indexes must be precleared except as noted in Exhibit 5.

Exercises of options (other than Prudential Employee Stock Options) do not require preclearance.

PGIM/QMA Associated Persons with the National Futures Association are prohibited from trading futures in their personal trading accounts and are prohibited from maintaining a personal futures trading account.

Investment Category/ Method – CONTINUED	Sub-Category	Reportable (Yes/No)	Requires Pre-clearance for Access and Investment Personnel [98]	Comments
Foreign Currency		No	No	Exchanges made for personal travel are not reportable.
Stock or Option Bonus Awards Prudential Employees Non-Pru Employee/ Household Member

Shares or Options received as part of Compensation:

Receipt of grant, including Options,

Restricted Stock (“RS”),

Restricted Stock Units (“RSUs”)

Performance Shares (“PS”)

Performance Units (“PUs”)

Exercise of Employee Stock Options (including employee stock options from a former employer)

Sale of RS, RSUs, PS, or PUs

Options received as part of

Compensation

Shares received as part of

Compensation

Exercise of Employee Stock Options

Sale of Stock Received

		Yes- see comments Yes- see comments Yes- see comments No Yes No Yes	No Yes- see comments Yes- see comments No No No Yes

Prudential employee stock or option bonus awards and subsequent transactions (i.e., option exercises and sales of RS, RSU’s and PS) are electronically reported to the Securities Monitoring Unit. Only Designated Persons at levels 1 – 6 and 56A and 560 and employees of QMA and its support functions must preclear these transactions.

For Non-employee option bonus awards, the receipt is not reportable. However, the receipt of a stock award is reportable. The sale of stock or the exercise of an option is a reportable event.

PSPP Transactions		Yes- exceptions apply, see comments	Yes- exceptions apply, see comments

PSPP elections and purchases do not have to be precleared by Access and Investment Persons. However, the sale of shares acquired through the plan must be precleared by employees of QMA and its support functions. All other Access and Investment Persons need not preclear PSPP transactions.

For Designated Persons, additional rules apply. See Exhibit 4.

Investment Category/ Method - CONTINUED	Sub-Category	Reportable (Yes/No)	Requires Pre-clearance for Access and Investment Personnel [99]	Comments
Gifts Prudential securities All other gifts	Gifts given and received Given by Employee - Bonds and/or Stock Received by Employee - Bonds and/or Stock	Yes- exceptions apply, see comments Yes No	Yes- exceptions apply, see comments Yes No

Only employees of QMA, including its support functions, and Designated Persons at levels 1 – 6 and 56A and 560 must preclear gifts of Prudential securities.

For non-Prudential securities, a gift given to a charity is reportable, however, the receipt of a gift is not a reportable transaction under the Personal Securities Trading Standards. Please see the Gift and Entertainment Policy for additional reporting requirements for gifts.

Commodities	Other Commodities	No	No
Annuities & Life Insurance Contracts w/Investment Components (e.g. Variable Life)	Affiliated Non Affiliated	Yes** Yes**	No No	** Investment Personnel, Access Persons and Private-Side Associates must report transactions of both affiliated and non-affiliated variable life and annuities contracts where the underlying investment components invest in proprietary and/or certain subadvised non-proprietary mutual funds. In addition, any underlying sub-account transactions are also reportable.

Exhibit 4 – DRIP, PESP and PSPP Requirements Relating to Designated Persons

DRIP Requirements

PESP Transactions	Open Trading Windows	Blackout Periods (Closed Trading Windows)
Prudential Stock Dividend Reinvestment Plan Enrollment	Permitted – No Preclearance required	Permitted

PESP Requirements

PESP Transactions	Open Trading Windows	Blackout Periods (Closed Trading Windows)
Transfers/Exchanges into or out of the PFI Common Stock Fund	Permitted - Preclearance required for Designated Persons at levels 1-6 and 56A and 560, as well as QMA Designated Persons	Prohibited
Allocation Changes to future contributions involving the PFI Common Stock Fund	Permitted - No preclearance required	Permitted
Automatic Rebalancing Elections affecting the PFI Common Stock Fund[100]	Permitted - Preclearance required for Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons	Prohibited
On-Demand Rebalancing affecting the PFI Common Stock Fund[101]	Permitted - Preclearance required for Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons	Prohibited

PESP Transactions (CONTINUED)	Open Trading Windows	Blackout Periods (Closed Trading Windows)
Loan Initiations	Permitted - Preclearance for Designated Persons levels 1 – 6 and 56A and 560, as well as QMA Designated Persons, required if funds will be taken from the PFI Common Stock Fund.	Permitted – The proceeds for the loan will be taken from all your investments except for the PFI Common Stock Fund. Preclearance is not required.
Single Lump Sum Repayments	Permitted - Preclearance required for Designated Persons levels 1 – 6 and 56A and 560, as well as QMA Designated Persons, if funds will upon repayment be invested in the PFI Common Stock Fund	Permitted if funds, upon repayment, will not be invested in the PFI Common Stock Fund Otherwise Prohibited
Catch-up Contributions (generally available for those age 50 and older who meet the PESP rules)	Permitted – No preclearance required	Permitted
GoalMaker Elections	Permitted - No preclearance required

Permitted if you are not currently allocating funds to the PFI Common Stock Fund AND if none of your assets (other than the company directed match) are invested in the PFI Common Stock Fund

Otherwise Prohibited

PESP Transactions (CONTINUED)	Open Trading Windows	Blackout Periods (Closed Trading Windows)
Disbursements from the PFI Common Stock Fund for an In-Service Withdrawal	Permitted - Preclearance required for Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons	Prohibited from the PFI Common Stock Fund. However, you MAY receive a disbursement from your other PESP investments. Contact 1-800-PRU-EASY for more information.
Disbursements from the PFI Common Stock Fund for a Hardship Withdrawal	Permitted – No preclearance required	Permitted
Employee Stock Ownership Plan (ESOP) dividend elections	Permitted – No preclearance required	Permitted
Changing your Contribution Rate a/k/a Deferral Rate (includes After Tax and Before Tax)	Permitted – No preclearance required	Permitted
Prudential Supplemental Employee Savings Plan (SESP)	Permitted – No preclearance required	Permitted

PSPP Requirements

PSPP Transactions	Open Trading Windows	Blackout Periods (Closed Trading Windows)
PSPP Enrollment	Permitted – No preclearance required	Permitted
PSPP Contribution Rate Change	Permitted – No preclearance required	Permitted
PSPP Suspension	Permitted – No preclearance required	Permitted
PSPP Withdrawals	Permitted – No Preclearance required	Permitted
PSPP Sale	Permitted – Preclearance required for Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons	Prohibited

Exhibit 5 – Index Option and Futures Transactions in Broad-Based Indices that are Exempt from Preclearance & Short-Term Trading Prohibitions

Index options and futures that track the indices below are exempt from preclearance and the short-term trading prohibitions of these Standards.

Exchange traded funds, including options on such funds, that track the indices below are exempt from the short-term trading prohibitions of these Standards. However, all exchange traded funds, including options on such funds, must be precleared.

TICKER SYMBOL	DESCRIPTION
AGG	Barclays Capital U.S. Aggregate Index
VXD	CBOE Dow Jones Industrial Volatility Index
MNX	CBOE Mini-NDX (1 tenth value of NDX Index)
VXN	CBOE Nasdaq Volatility Index
VIX	CBOE Volatility Index
AW02	FTSE All-World ex US Index
FTSE	FTSE 100
FTLC	FTSE 350
IBOXIG	iBoxx $ Liquid Investment Grade Index
LBUTTRUU	Bloomberg Barclays U.S. TIPS Index
MZUSB	MSCI U.S. Broad Based Market Index
NDDUEAFE	MSCI EAFE
NDUEEGF	MSCI Emerging Markets
NDX	NASDAQ – 100
RAG	Russell 3000 Growth
RAV	Russell 3000 Value
RDG	Russell MidCap Growth
RUI	Russell 1000
RLG	Russell 1000 Growth
RLV	Russell 1000 Value
RMC	Russell MidCap
RMV	Russell Midcap Value
RUA	Russell 3000
RUT	Russell 2000
RUJ	Russell 2000 Value
RUO	Russell 2000 Growth
SPX	S&P 500 Index
MID-X	S&P Midcap 400
SML	S&P Small Cap 600
Treasury Indices – any index comprised of Treasury securities

Exhibit 6 – Personal Securities Holdings Report

Reviewed by: Initials:______ Date:______

Business Unit Compliance Officer

Personal Securities Holdings Report

To: Securities Monitoring Unit

Compliance Department

From: _______________________________ Employee ID: ______

Department: ___________________________________ Division: _______________

Signed: ____________________________________ Date:__________________

I currently have no securities holdings to report: ________________

Employee’s Initials

Listed below are all securities that I held, including those in which I had a direct or indirect beneficial interest, as of a date within the previous 45 days, as required by the Personal Securities Trading Standards and the Mutual Fund Code of Ethics.

Public Securities (including proprietary and non-proprietary subadvised mutual funds). Please indicate if security was acquired through an initial public offering (“IPO”).

Number Mkt Value/ Broker-Dealer Account

Title of Security Of Shares Principal Amt or Institution Number Ticker IPO

______________ _________ ___________ ____________ _________ ____ ____

______________ _________ ___________ ____________ _________ ____ ____

______________ _________ ___________ ____________ _________ ____ ____

______________ _________ ___________ ____________ _________ ____ ____

Private Securities (e.g., hedge funds, limited partnerships, private placements).

Number Mkt Value/ Broker-Dealer Account

Title of Security Of Shares Principal Amt or Institution Number

______________ _________ ___________ ____________ _________

______________ _________ ___________ ____________ _________

Exhibit 7 -- Section 16 Insiders and Designated Persons Preclearance Request Form

This form is for preclearing transactions in Prudential securities (including equity and debt securities). Please include all requested information. An associate from the Securities Monitoring Unit of the Compliance Department will review and respond to this request. The response will indicate that your request has either been approved or denied. A request is not considered approved until you receive a confirmation of approval from the Securities Monitoring Unit. For employees located in North or South America, preclearance is only valid until the close of the market on the day approval is granted. Employees located outside of North and South America are granted preclearance approval for two business days counting the date of approval as the first business day, however trades must be executed before the trading window closes. Preclearance Forms should be faxed to the Securities Monitoring Unit at (973) 802-7454 [International Fax Number +1-973-802-7454].

Part I – Information on Individual Requesting Preclearance:

Name: __________________________________ Phone #:______________ Fax #: ________________

Department:___________________________________ Division:___________________________

In making this transaction, I understand it is my personal obligation under federal securities law not to trade securities of Prudential Financial, Inc. while in possession of material nonpublic information about the Company. This obligation continues during open trading windows and even where I have had a trade precleared.

___________________________ [Employee’s Signature]

If you have any questions, please contact Hillary Lorenzo at (973) 367-9358 [International +1-973-367-9358] or Richard Baker at (973) 802-6691 [International +1-973-802-6691].

Part II - Transaction Information:

Date: _______________________ Number of Shares/Options: ______

Transaction Type:

Open Market Transactions

______ Buy

______ Sell*

______Gift

Stock Option Exercises

______ Cashless Exercise (Exercise and Sell all Options)

______ Exercise & Sell to Cover (Exercise and Sell only enough shares to cover option cost and taxes)

______ Exercise & Hold (Exercise options and hold shares – no sale involved)

Prudential Employee Savings Plan (PESP) Transactions

______Exchange (into or out of Company Stock Fund)

______Disbursement (from Company Stock Fund)

______Loans (impacting Company Stock Fund)

______Single Lump Sum Loan Repayment (impacting Company Stock Fund)

______ Rebalancing (impacting Company Stock Fund)

Prudential Stock Purchase Plan (PSPP) Transactions

______ Sell (stock previously obtained from the PSPP)

Other Benefit Plan Elections

______Deferred Compensation Transactions (impacting Company Stock Fund)

Asset Type: ______Common Stock ______Employee Stock Option ______Company Stock Fund

______Bonds (including Convertible Bonds)

* I confirm that I currently hold securities to cover this transaction. (Note that this question applies to all sales due to the fact that short sales are prohibited.) _____ (employee’s initials)

Account in which transaction will take place: Brokerage Firm________________________________

Account No. __________________________________

Part III – Information To Be Completed by Section 16 Insiders Only:

Have you traded the same or equivalent security for your personal account, accounts in which you have a beneficial interest, such as accounts of your spouse or family members, or accounts over which you maintain investment discretion within the past six months? If yes, the Securities Monitoring Unit may contact you for additional information.______________

Comments: ______________________________________________________________________

Part IV – Compliance/Law Response

Compliance Response: APPROVED : ____ DENIED:_____REVIEWER :____________DATE/TIME:__________

Law Response (for Section 16 Insiders Only): APPROVED : ____ DENIED:_____ REVIEWER :___________ DATE/TIME:__________

Exhibit 8 -- Non Proprietary Subadvised Mutual Funds[102]

QMA Subadvised Funds – reportable and subject to the sixty day holding period for all QMA division employees and support functions with access to QMA investment information (and therefore must preclear against QMA activity). This includes Investment, Operations, Systems, Finance and Compliance teams, as well as certain PGIM Operations and Systems divisions such as Enterprise Reporting, PAM Support/Maintenance and Sec Lending Support teams. This will also apply to any “dual hat” employees subject to both Jennison and QMA’s Personal Securities Trading Standards.

SEI Institutional Investments Trust (SIIT) – Large Cap Disciplined Equity Fund

SEI Institutional Managed Trust (SIMT) – Mid-Cap Fund

USAA Cornerstone Strategy Fund

USAA Global Strategies Fund

USAA First Start Growth Fund

Trans America Market Participation Strategy (MPS)

PGIM Fixed Income Subadvised Funds – reportable and subject to the sixty day holding period for all employees and support functions with access to PGIM Fixed Income investment information and therefore must preclear against PGIM Fixed Income activity. This includes Investment, Operations, Systems, Finance and Compliance teams, as well as certain PGIM Operations and Systems divisions such as Enterprise Reporting, PAM Support/Maintenance and Sec Lending Support teams. This will also apply to any “dual hat” employees subject to Jennison’s, Fixed Income’s and Prudential Investment’s Personal Securities Trading Standards.

Fidelity Strategic Advisers Core Income Fund

Fidelity Strategic Advisers Core Income Multi-Manager Fund

Edward Jones Bridge Builder Bond Fund

Jennison Subadvised Funds – reportable and subject to the sixty day holding period for all Jennison employees who preclear against Jennison activity, including any “dual hat” employees subject to both Jennison and QMA’s Personal Securities Trading Standards .

Edward Jones – Bridge Builder – Large Cap Growth Fund

Harbor Funds – Harbor Capital Appreciation Fund

John Hancock Funds II – Capital Appreciation Fund

John Hancock Funds II – Natural Resources Fund

SEI Institutional Investments Trust - Long Duration Fund

SEI Institutional Investments Trust – Core Fixed Income Fund

SEI Institutional Managed Trust – Core Fixed Income Fund

SEI Institutional Managed Trust – U.S. Fixed Income Fund

HC Capital Trust – The Growth Equity Portfolio

HC Capital Trust – The Institutional Growth Equity Portfolio

Transamerica Funds – Transamerica Jennison Growth

Transamerica Partners Portfolios – Transamerica Partners Large Growth Portfolio

Vanguard Morgan Growth Fund

Vanguard World Fund – Vanguard US Growth Fund

Transamerica Series Trust – Transamerica Jennison Growth VP

John Hancock Trust – Capital Appreciation Trust

Metropolitan Series Fund, Inc. – Jennison Growth Portfolio

Ohio National Fund, Inc. – Capital Appreciation Portfolio

Columbia Funds Variable Series Trust II – Variable Portfolio - Jennison Mid Cap Growth Fund

Franklin K2 Alternative Strategies Fund

Exhibit 9 – Initial Public Offering and Private Placement Preclearance Form for Access Persons and Private-Side Associates

This form is for preclearing transactions in Initial Public Offering (IPOs) and Private Placements for Access Persons and Private-Side Associates. Please include all requested information and submit the form to your business unit compliance officer. Your business unit compliance officer will review and respond to this request. The response will indicate that your request has either been approved or denied. A request is not considered approved until you receive a confirmation of approval from your business unit compliance officer.

Part I – Information on Individual Requesting Preclearance:

Name: __________________________________ Phone #:______________ Fax #: ________________

Department:___________________________________ Division:___________________________

Registered Representative: (Yes)_____ (No)_____

Please be advised that Registered Representatives are prohibited from participating in initial public offerings.

Employee’s signature: ___________________________

Part II - Transaction Information:

Date: _______________________ Number of Shares/Options: ______

Transaction Type:

_______Initial Public Offering

_______Private Placement/Limited Partnership (A copy of the subscription agreement must be submitted to the Securities Monitoring Unit of the Compliance Department).

Name of Issuer: _________________________________

Account in which transaction will take place:

Brokerage Firm_______________________________________

Account No. _________________________________________

Comments: ______________________________________________________________________

Part IV – Compliance/Law Response

Compliance Response:

APPROVED : ____ DENIED:_____REVIEWER :____________DATE/TIME:__________

Exhibit 10 – PESP Requirements Relating to PRREF Covered Individuals

Type of PESP Transaction	During Open PRREF Trading Windows	During PRREF Blackout Period (PRREF Closed Trading Windows)
Initial PRREF Enrollment	Permitted	Permitted
Initial Enrollment in Goal Maker	Permitted	Prohibited
Automatic Rebalancing Elections	Permitted	Permitted only if you are not allocating funds to PRREF or do not have funds invested in PRREF.
On-Demand Rebalancing	Permitted	Permitted only if you do not have funds invested in PRREF.
Changes to Employee Contribution Rate	Permitted	Permitted
Allocation Changes to PRREF	Permitted	Permitted
Catch-up Contributions	Permitted	Permitted
Fund Transfers In/Out of PRREF	Permitted	Prohibited
In-Service Withdrawals	Permitted	Prohibited from PRREF. However, you MAY receive a disbursement from your other PESP investments.
Hardship Withdrawals	Permitted	Permitted
Loan Initiation	Permitted	Permitted – The proceeds for the loan will be taken from all your investments except for PRREF.
Lump Sum Loan Repayment	Permitted

Permitted if loan was taken during a closed window. (Loans taken during a closed window are blocked from PRREF and repayment is not invested in PRREF regardless of trading window status at time of repayment.)

Permitted if loan was taken during open window and current allocations are not going to PRREF (repayment of funds will be invested based on current allocations).

Otherwise Prohibited.

U.S. INFORMATION BARRIER STANDARDS

INTRODUCTION

Prudential Financial, Inc.’s (“Prudential”) corporate master policy on Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading requires that businesses that routinely or predictably obtain material nonpublic information (“MNPI”) about issuers of publicly traded securities have policies and procedures designed to preserve the confidentiality of MNPI and prevent its communication to other areas of the Company unless in accordance with appropriate controls. Such policies and procedures must prohibit sharing MNPI within units except on a need-to-know basis, provide for restricted lists of relevant issuers and prohibit firm and personal trading in securities of restricted issuers. In addition, the policies and procedures of areas that manage investments of Prudential or its clients must establish and maintain information barriers that create appropriate physical and electronic data separation of such units from other investment units and include compliance monitoring procedures and employee training requirements and acknowledgement procedures designed to cause compliance with these Standards. Federal securities laws prohibit trading securities on the basis of MNPI and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of MNPI by Prudential or any Prudential employee.1 These U.S. Information Barrier Standards are designed to ensure that Prudential’s investment operations comply with these requirements and imposes restrictions on communication and use of issuer-related information by Prudential investment employees.

These Standards establish Information Barriers between and among Prudential’s investment units or groups of investment units identified in Exhibit A to these Standards (each an “Investment Sector”). These Standards are designed to allow Investment Sectors that commonly obtain MNPI about issuers of publicly traded securities to do so without affecting the investment activity of other Investment Sectors. The principal restriction imposed by these

Standards is that, without the prior written approval of a Compliance Officer2, employees assigned to an Investment Sector may not communicate any information with respect to identified issuers of publicly traded securities as to which that Investment Sector has MNPI to any employee of another Investment Sector. It also prohibits employees of one Investment Sector from communicating with employees of another Investment Sector for the purpose of eliciting MNPI with respect to issuers of publicly traded securities. In addition, these Standards establish access restrictions, compliance monitoring procedures, training requirements and confirmation procedures that are designed to ensure compliance with the Standards’ communication restrictions.

All employees assigned to a Prudential Investment Sector are required to become familiar with and to comply with these Standards and to sign an annual statement confirming their understanding of and compliance with these Standards. Violations of these Standards will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases, to the extent consistent with local law.

1 In addition, Prudential’s Personal Securities Trading Standards provides a description of MNPI and establishes requirements and restrictions relating to employees’ personal trading.

2 In these Standards, “Compliance Officer” means (i) the Investments Division Chief Compliance Officer for Asset Management, (ii) his or her Deputy Chief Compliance Officer, (iii) the relevant investment unit’s senior Compliance Officer or (iv) designee of one of the foregoing.

Any questions with respect to these Standards should be referred to Compliance

Officers or the Law Department.

1.       COMMUNICATION RESTRICTIONS

A.	Designation of Investment Sectors. For purposes of these Standards, Prudential’s investment units have been designated as or grouped into “Investment Sectors,” listed in Exhibit A, that are presumed to have access to the same information about third-party issuers and accordingly share the same restricted list. Investment units and their employees are prohibited from trading securities of issuers on the restricted list to which they are subject, whether for client, proprietary or personal accounts.3 Each Investment Sector and its constituent investment units (including their operations located outside the U.S.) and their employees are considered “walled off” from each other Investment

Sector for purposes of the communication and access restrictions set forth in these Standards.

B.	Restricted Communications. Without the prior written approval of a Compliance Officer for each Investment Sector, except as provided below, an Investment Sector employee may not communicate to any employee of another Investment Sector any information (whether or not material or nonpublic) with respect to:

(i)       an issuer whose name appears on his or her Investment Sector’s restricted list; or

(ii)	any other identified issuer of publicly traded securities with respect to which he or she has MNPI.4

In addition, Investment Sector employees may not communicate with employees of another Investment Sector for the purpose of:

(i)	eliciting MNPI with respect to an issuer of publicly traded securities;
(ii)	determining whether they have MNPI with respect to particular issuers of publicly traded securities; or
(iii)	determining whether the names of particular issuers of publicly traded securities appear on another Investment Sector’s restricted list.

These restrictions apply to both oral and written communication, including communication through e-mail, instant message or text message. If an Investment Sector employee receives a request from an employee of another Investment Sector about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the employee may provide

3 Restricted lists required under these Standards identify issuers of publicly traded securities with respect to which Investment Sectors have MNPI. Investment units may have or be subject to other restricted lists that are outside the scope of these Standards.

4 An issuer is covered by paragraph 1B and is deemed “identified” for purposes of these Standards whenever the information in question either includes the issuer’s name or other facts from which a knowledgeable investment analyst could infer its identity.

publicly available information but shall not communicate any other information about the issuer and shall not disclose that the issuer’s name appears on the restricted list to which he or she is subject or that he or she has MNPI about the issuer. An employee who receives such a request is required to report it to a Compliance Officer, who will document it and forward a record to Corporate Compliance.

C.	Permitted Cross-Wall Communications. (1) Compliance Officers may approve communications otherwise prohibited under paragraph 1B subject to such conditions as they may deem appropriate to ensure that Investment Sector employees will not communicate to employees of another Investment Sector any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case-by-case basis include monitoring of oral communications by Compliance

Officers or the Law Department, limiting the subjects to be addressed in oral communications, pre-clearing written communications and requiring use of code names in oral and written communications. The Compliance Department shall maintain a log of such approved cross-wall communications.

(2) An Investment Sector employee may communicate about an issuer whose name does not appear on his or her Investment Sector’s restricted list and with respect to which he or she does not have MNPI with an employee in another Investment Sector, provided that, if the employee is an investment professional, he or she promptly reports the communication to a Compliance Officer. This requirement applies to both oral and written communication, including communication through e-mail, instant message or text message. Business Unit Compliance shall maintain a log of such reported cross-wall communications. If an Investment Sector employee receives such a communication about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the employee may provide publicly available information but shall not communicate any other information about the issuer and shall not disclose that the issuer’s name appears on the restricted list to which he or she is subject or that he or she has MNPI about the issuer. An Investment Sector employee who receives such a request is required to report it to a Compliance Officer, who will document it and forward a record to Corporate Compliance.

D.	Determinations of Materiality; Materiality Guidelines. Questions about the materiality of particular non-public information that Investment Sector employees may have should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

Corporate Compliance, in consultation with the Law Department, shall maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Investment Sector employees. The materiality guidelines, and any modifications approved by Corporate Compliance, are available for employees on the Personal Securities Trade Monitoring intranet page. All determinations of the materiality of non-public issuer-related information for purposes of these Standards shall be consistent with the materiality guidelines, except in cases where a Compliance Officer, in consultation with the Law Department, determines in writing that the materiality guidelines should not apply.

E.	Confidentiality Agreements. This Statement of Standards does not affect any party’s rights or obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential employees. When an investment unit enters into a confidentiality agreement governing information to be received from a third party in connection with an actual or potential investment, the employee who signs the agreement is responsible for determining whether the subject company or its parent is an issuer of publicly traded securities (including debt securities) and, if so, he or she must promptly report the confidentiality agreement to a Compliance Officer so that the issuer may be placed on the Investment Sector’s restricted list, unless the employee determines, in consultation with a Compliance Officer, that the confidentiality agreement is not likely to result in receipt of MNPI. If a determination is made that the confidentiality agreement is not likely to result in MNPI, the investment unit must take reasonable precautions to ensure that information is not shared with other investment units within the same investment sector.5

2.       ACCESS RESTRICTIONS

A.	Internal Meetings. Investment Sector employees must observe the communication restrictions in paragraph 1B in making presentations at any internal meetings where they are aware that employees of another Investment Sector are in attendance. Additionally, without the prior written approval of a Compliance Officer, Investment Sector employees may not attend or participate in those parts of Board of Directors, Investment Committee, Capital and Financial Controls Committee or other oversight meetings (such as Risk Management, PGIM Investment Committee or other meetings attended by employees of other Investment Sectors) or teleconferences or videoconferences during which employees of another Investment Sector make presentations that are expected to include discussion of an identified issuer of publicly traded securities with respect to which the presenting Investment Sector has MNPI.

B.	Records. Without the prior written approval of a Compliance Officer, Investment Sector employees may not have access to board or committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by another Investment Sector that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, an Investment Sector’s restricted list, as well as non-public quality ratings assigned to issuers of debt securities, shall generally be deemed to incorporate non-public information.

5 Note that when a confidentiality agreement governs information to be provided to a third party, the fact that the third party seeks to complete a transaction could involve MNPI requiring the third party to be placed on the Investment Sector’s restricted list.

C.	Office Space. All office space occupied by Investment Sector employees must have appropriate access control to limit access to such employees or persons not subject to these Standards or exempted from provisions hereof under paragraph 5A, B or C. Employees of two or more Investment Sectors shall not maintain offices on the same floor of any building, unless the office space for each Investment Sector is physically separated and the only investment unit employees that have free access to each respective space belong to a single Investment Sector. Access should be limited through coded identification cards or another method approved by Compliance Officers.

D.	Trading Rooms. Without either the prior written approval of a Compliance Officer or a Compliance escort, Investment Sector employees may not enter a public securities trading room maintained by another Investment Sector.

3.       COMPLIANCE MONITORING

A.	Restricted Lists. The Compliance unit supporting each Investment Sector shall maintain in electronic format a list of all issuers of publicly traded securities with respect to which such Investment Sector has MNPI. Whenever any Investment Sector employee obtains (from any source, including without limitation data warehouses such as IntraLinks, meetings with corporate insiders and financial statements or projections received from issuers) MNPI with respect to an issuer of publicly traded securities, he or she must immediately notify a Compliance Officer, who shall immediately arrange for the issuer’s name to be placed on the Investment Sector’s restricted list, except in certain limited situations as provided in paragraph 3B, and maintained thereon until such time as a Compliance Officer concludes that no employee of that Investment Sector possesses MNPI with respect to the issuer. Without the prior written approval of a Compliance Officer and the Law Department, an Investment Sector employee may not purchase or sell, for any account, securities of any issuer whose name appears on the restricted list to which he or she is subject, or any derivative contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.	Isolated Information Barriers. In certain circumstances, the Investments Division Chief Compliance Officer for Asset Management6, in conjunction with the Law Department, may determine in writing that it is appropriate to place an isolated information barrier around one or more persons within an Investment Sector with respect to an identified issuer about which they have received or are expected to receive MNPI. In these situations, the issuer need not be placed on the Investment Sector’s restricted list and investment unit Compliance in consultation with the Law Department will determine other appropriate procedures and restrictions that may apply. Investment Sector Compliance, in conjunction with the Law Department, shall develop and maintain procedures governing the circumstances in which an isolated information barrier may be established and how it shall be maintained and monitored. These procedures must provide that only specific named individuals be designated; that Corporate

6 Or, for any Investment Sector not comprised within Prudential’s Investments Division, its Chief

Compliance Officer.

Compliance be advised of their names and the name of the issuer for purposes of monitoring trading; that the barrier be regularly assessed by investment unit Compliance; that written approvals and other appropriate records be maintained; and that the designated individuals be notified of appropriate restrictions on communication about the issuer and be provided guidance on how to conduct themselves while the barrier is in effect. In the event of any breach of an isolated information barrier, investment unit Compliance shall immediately place the issuer on the Investment Sector’s restricted list.

C.	Monitoring of Investment Sectors that Trade in Public Markets. Periodically, Corporate Compliance shall arrange for (i) reports of trades executed by Investment Sectors participating in public market activities during the 15 preceding calendar days to be compared with certain Investment Sector restricted lists, (ii) trades in securities of issuers whose names appear on these restricted lists to be identified and (iii) such trading activity to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by

Corporate Compliance. Results of these investigations shall be documented.

D.	Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Investment Sector employees for their own personal accounts to be compared with the Investment Sector restricted lists in accordance with Prudential’s Personal Securities Trading Standards.

4.       TRAINING AND CONFIRMATIONS

A.	Initial Training. Whenever an employee becomes an Investment Sector employee (other than upon transfer from another Prudential Investment Sector), an appropriate investment unit compliance contact shall provide him or her with copies of these Standards and the materiality guidelines established pursuant to paragraph 1D.

Within 30 days of becoming a new Investment Sector employee, every employee must participate in a training presentation on these Standards by a Compliance Officer, Corporate Compliance or by the Law Department.

B.	Periodic Training. Except as approved by a Chief Compliance Officer, each Investment Sector employee must participate in periodic training, preferably once per 12 month period, on these Standards.

C.	Annual Confirmations. At least once in each calendar year, each Investment Sector employee must file with Corporate Compliance written confirmation that he or she (i) has read and understands these Standards, (ii) participated in periodic training on these Standards, (iii) complied with these Standards during the preceding calendar year and (iv) is not aware of any violation of these Standards by another Investment Sector employee that has not been brought to the attention of Compliance or Law. Failure to submit such confirmation in a timely fashion may lead to disciplinary action.

D.	Investment Sector Employee Transfers. Whenever an Investment Sector employee transfers to a different Investment Sector, the transferee shall sign and file with investment unit Compliance a statement (i) confirming the signer’s understanding of his or her new responsibilities under these Standards and (ii) identifying any issuer of publicly traded securities with respect to which he or she has MNPI. The names of any issuers of publicly traded securities so identified shall be immediately placed on the restricted list of the Investment Sector to which the employee has been transferred unless an isolated information barrier is created in accordance with paragraph 3B above.

5.       INDIVIDUALS OR SUPPORT FUNCTIONS DEEMED TO BE “ABOVE”

INFORMATION BARRIERS

A.	Investment Sector Senior Officers. Certain Investment Sector Senior Officers, each of whom is listed on Exhibit B, may have management or supervisory responsibility for more than one Investment Sector or may have responsibilities involving non-investments businesses. These Investment Sector Senior Officers are deemed to be “above” the information barrier(s) that separate such Investment Sectors from each other and accordingly shall not be subject to the access and communication restrictions set forth in these Standards relating to such barrier(s), provided that these individuals meet the requirements listed in paragraph 5D below. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee whose Investment Sector does not already have the information without prior approval of a Compliance Officer. Individuals designated as Investment Sector Senior Officers will be notified in writing of their status by investment unit Compliance.

B.	Investment Sector Support Functions. Due to their job function and requirements, certain Investment Sector Support Functions, each of which is listed on Exhibit A, may support or have access to information for one or more Investment Sectors. In certain instances, the employees of Investment Sector Support Functions may be deemed to be “above” the information barriers that separate such Investment Sectors and are not subject to the access and communication restrictions set forth in these Standards, provided that these individuals meet the requirements listed in paragraph 5D below. However, Investment Sector Support Function employees who support, and are physically located within space occupied by, an Investment Sector are not deemed to be above any information barrier and are deemed to be employees of the Investment Sector they support, other than Compliance Officers and the Law Department who shall in all cases be deemed to be above all information barriers. Employees of the Investment Sector Support Functions who are deemed to be above an information barrier are prohibited from disclosing non- public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval of a Compliance Officer. Units designated as Investment Sector Support Functions will be notified in writing of their status by investment unit Compliance, which will maintain records of the determinations made to designate Investment Sector Support Functions.

C.	Additional Limited Exceptions. In certain circumstances, the Investments Division Chief Compliance Officer for Asset Management7, in conjunction with the Law Department, may classify certain individuals as being “above” an information barrier and therefore not subject to the access and communication restrictions set forth in these Standards. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval from a Compliance Officer. Investment unit Compliance will advise such individuals in writing of their status and of any specific restrictions that Compliance determines should apply to their conduct.

D.	Above the Information Barrier Criteria. Investment Sector Senior Officers or Support Functions must meet the following criteria in order to be deemed above an information barrier:

i.	They do not have trade date access to trading information of any Investment Sector through reports, regular communication or access to trading systems (during normal trading hours).

ii.	They do not make trading or investment decisions or have any direct day- to-day investment management responsibilities for any units engaging in public market or private investment activity.

iii.	They do not participate in regular periodic meetings where specific securities to be purchased or sold by any investment unit engaging in public market activity are discussed.

6.       EXCEPTIONS AND MODIFICATIONS

A.	Approval. Prudential’s Chief Compliance Officer is authorized to approve exceptions to and modifications of this Statement of Standards. Approvals shall be in writing and shall set forth the basis and rationale therefore and any conditions to which the approval is subject.

B.	Information Barrier Breaches. Any known breach of an information barrier shall be documented by investment unit Compliance and a record of the breach shall be sent to Corporate Compliance. When a breach of an information barrier results in material non-public information about an issuer of publicly traded securities being passed to another Investment Sector, unless an isolated information barrier is established pursuant to paragraph 3B, investment unit Compliance must immediately place the issuer on the recipient Investment Sector’s restricted list. If, at the time of the breach or promptly thereafter, it is determined that in spite of the fact that the name of the issuer was disclosed to another Investment Sector, no MNPI was disclosed, a Compliance Officer may determine that the issuer does not have to be placed on, or may be removed from, the recipient’s restricted list.

7.       MISCELLANEOUS

7 Or, for any Investment Sector not comprised within Prudential’s Investment Division, its Chief

Compliance Officer.

A. Prior Policy Statements. This Statement of Standards supersedes all prior policy statements restricting the communication and use of issuer-related information by Prudential investment units generally and prior exceptions thereto, but it shall not supersede policy statements adopted by particular Prudential investment units that are consistent with these Standards.

B.	New Investment Sector Senior Officers and Investment Sectors. Exhibits A and B to these Standards may be amended with the written approval of Prudential’s Chief Compliance Officer.

C.	Records. Corporate Compliance shall maintain a central file of the materiality guidelines established pursuant to paragraph 1D and all other written approvals, exceptions, violations, confirmations, determinations, memoranda and communications required by this Statement of Standards.

Exhibit A

Graphic Depiction of Investment Sectors and Infrastructure Barriers Effective February 21, 2017

1

Investment Sector Senior Officers

2

Certain Employees of Investment Sector Support Functions:

Compliance, Law, Finance, PGIM Executive Support, Internal Audit,

PGIM Institutional Relationship Group, PGIM Institutional Advisory & Solutions, Operations & Systems and Risk Management

A. QMA

C. Fixed Income

Units:

D. Private Investment Sector

E. PGIM Real Estate

Investment Sector

Units:

Quantitative Management Associates LLC

Prudential Trust Co. –

QMA dual-hatted staff

Restricted List:

QMA Restricted List

B. Jennison

Investment Sector

Units:

Jennison Associates

LLC

Prudential Trust Co. – Jennison dual-hatted staff

Restricted List:

Jennison Restricted List

Investment Sector

Units:

PGIM Fixed Income

PGIM (Singapore) Pte. Ltd. –

Fixed Income staff

Prudential Investment Management Japan Co., Ltd. (PIMJ)

PGIM Limited – Fixed

Income staff

PGIM Fund Management

Limited – Fixed Income staff

Capital Markets Group

Prudential Trust Co. – Fixed

Income dual-hatted staff

Restricted List:

Fixed Income Rule10b-5 (Inside Information) Restricted List

PGIM, Inc. -PGIM Real Estate , excluding GRES

PGIM Real Estate (Europe) and affiliated/related entities (including but not limited to):

• PGIM Limited – PGIM Real

Estate staff

• PGIM Fund Management Limited – PGIM Real Estate staff

• PGIM Real Estate Luxembourg

SA

• PGIM Real Estate France SAS

• PGIM Real Estate Germany AG PGIM Real Estate (PanAsia) and

affiliated entities (including but not limited to):

• PGIM (Singapore) Pte. Ltd. –

PGIM Real Estate staff

• PGIM Real Estate (Japan) Ltd.

• PGIM (Hong Kong) Limited –

PGIM Real Estate staff

• PGIM (Australia) Pty. Ltd.

• PGIM Korea Inc. – PGIM Real

Estate staff

PGIM Real Estate-Latin America and affiliated/related entities

PGIM, Inc. -Prudential Capital Group

Prudential Private Placement Investors, L.P.

PRICOA Capital Group Ltd. PGIM Limited – PCG staff

PGIM Real Estate Finance (all units and locations)

Chief Investment Office

• Portfolio Management

• Alternative Assets

• Investment Analytics &

Policy

• Capital Markets Hedging

Enterprise Risk Management (ERM) - Investment Risk Management

ERM Market and Model Risk

Management

Prudential Global Funding

Restricted Lists:

PCG Portfolio Holding List

90-Day Pricing List

PCG MNPI List

PCG Watch and Early Warning List PGIM Real Estate Finance MNPI List PGIM Real Estate MNPI List

Global Real Estate

Securities (GRES) Investment Sector

Units:

PGIM Inc. –PGIM Real

Estate, GRES

PGIM Limited – GRES PGIM (Singapore) Pte. Ltd.

– GRES

Restricted List:

Global Real Estate Securities Restricted List (“GRL”)

1Certain Investment Sector Senior Officers are deemed to be above the wall, see paragraph 5A, and are listed on Exhibit B.

2Certain employees of Investment Sector Support Functions are deemed to be above the wall, while others are deemed to be employees of the Investment Sector they support. See paragraph 5B.

Exhibit B

Investment Sector Senior Officers

Eric Adler Caitlin Pincus David Hunt Taimur Hyat

10

[1] Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company standards. These individuals have been specifically notified.

[2] In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

[3] Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

[4] In addition to the penalties listed in this section, Prudential and/or Prudential associates could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment.

[5] Jennison Associates maintain a separate personal trading policy and monitoring system which may differ from these Standards. Any differences between the Jennison Associates policy and these Standards must be approved by the Chief Compliance Officer of Prudential.

[6] In certain circumstances due to local law and administrative issues, employees located outside the U.S. are monitored locally by the business unit compliance department.

[7] In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of these Standards based on their access to confidential information. Temporary employees should contact their business unit compliance officer with any questions about their obligations.

[8] Private-Side Associates, a subset of the Covered Person category, as defined under Section VI of these Standards (excluding employees of PMCC), are considered Access Persons under the Investment Advisers Act of 1940 due to their access to investment advisory client trading information. These individuals will continue to be called Covered Private-Side Associates under these Standards.

[9] Supervised Persons who are Broker-Dealer Registered Representatives are subject to the additional requirements in Section IV.

[10] Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

[11] For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case by case basis by the business unit compliance officer or Securities Monitoring Unit.

[12] 529 plans purchased through a broker-dealer are reportable; however, 529 plans purchased directly from a state sponsor are not reportable. Investment Personnel, Access Persons and Private-Side Associates are subject to trading restrictions and reporting requirements with respect to certain mutual fund transactions and holdings. See Sections V.D. and VI.F.

[13] Duplicate confirmations and statements are not required for accounts in which purchases and sales are limited to open-end mutual funds.

[14] Any changes to accounts that have previously been granted exceptions must be reevaluated to determine if the exception is still permitted. This requirement does not apply to accounts in which purchases and sales are limited to open-end mutual funds.

[15] If you are a reporting associate, and have not completed an acknowledgment form, please contact the Securities Monitoring Unit.

[16] This requirement does not apply to accounts in which purchases and sales are limited to open-end mutual funds only. It similarly does not apply to employees outside of the U.S. maintaining accounts with foreign broker/dealers.

[17] Employees are required to report new accounts within thirty days of activating the account.

[18] Exceptions for employees outside the U.S. may be granted by the local Business Unit Head provided that Compliance recommends approval. Compliance recommendations are solely based on criteria provided in these Standards.

[19] Additional criteria may be evaluated by business unit compliance officers and Securities Monitoring Unit to grant account exceptions as warranted.

[20] Trust accounts for which the employee or other Monitored person is only the grantor and has no decision making capabilities do not need to be disclosed and are not subject to monitoring. Trust accounts for which the monitored person is only the beneficiary must be disclosed to Corporate Compliance, however, these accounts are not subject to monitoring. Additionally, when the monitored person is the trustee of a trust and he/she does not have investment discretion, the trust is not subject to monitoring or the authorized broker dealer requirements.

[21] Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to the FIS Protegent PTA system which Prudential uses for trade monitoring.

[22] For accounts established in countries not specifically listed, please contact the Securities Monitoring Unit or your local compliance officer for reporting requirements.

[23] Employees who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 are required to report transactions in Discretionary Accounts due to their Prudential securities filing obligations. Therefore, employees who maintain Discretionary Accounts at unauthorized broker dealers must provide duplicate statements and trade confirmations.

Section 204 of the Advisers Act requires access persons of a registered investment adviser to report their personal securities holdings and transactions. This rule provides an exemption to these reporting requirements with respect to securities that are held in accounts over which the access person has no direct or indirect influence or control. It is this exemption that permits Prudential employees covered by this rule to maintain managed accounts at brokers other than the Prudential approved brokers, with holdings and trading not required to be reported to Prudential.

[24] Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

[25] In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of these Standards based on their access to confidential information.

[26]Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

[27] Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

[28] Transactions executed pursuant to a Company precleared Individual Trading Plan are not required to be individually precleared. However, the Individual Trading Plan itself must be precleared in accordance with Company standards.

[29] Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to FIS Protegent PTA. For accounts held at unauthorized firms, other than Discretionary Accounts and certain trust accounts, the Securities Monitoring Unit must receive paper copies of all confirms and monthly statements.

[30] Monitored Persons are expected to report new accounts within thirty days of activating the account.

[31] Trades executed pursuant to a Company precleared Individual Trading Plan need not be individually precleared and may be made in accordance with the terms of the Individual Trading Plan either during open trading windows or blackout periods.

[32] Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

[33] Monitored Persons are expected to report new accounts within thirty days of activating the account.

[34] In addition, Designated Persons located in the United Kingdom (“UK”) will be permitted additional time to complete exercises of Prudential employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving preclearance approval.

[35] Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

[36] Section 16 Insider policy exceptions are addressed in the Reporting Responsibilities and Procedures for Section 16 Officers and Control Persons of Prudential policy (“Section 16 Policy”). A similar policy also exists for Section 16 Directors.

[37] Associated Person means any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any employee of the broker-dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. All Registered Representatives are Associated Persons.

[38] Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in Section V. due to their association with portfolio management activities in addition to the restrictions set forth in this Section.

[39]PAD Associated Persons follow policies and procedures outlined in PAD’s compliance manual that are generally consistent with the requirements of this Section.

[40] Associated persons who are also Access Persons and/or Private-Side Associates are required to report certain mutual fund transactions and holdings and purchases of certain variable-life and variable-annuity contracts and sub-account transactions, as described in Sections V.D. and VI.F.

[41] The Securities Monitoring Unit will notify all individuals who are classified as Supervised Persons.

[42] For PIMS Registered Representatives, approval may be granted by the appropriate business unit compliance officer, in conjunction with that unit’s policies and procedures. This review may serve as notification to and review by the broker-dealer.

[43] Generally, Private-Side Associates are also considered Access Persons under the Investment Advisers Act of 1940. See Section VI for information on the requirements for Private-Side Associates.

[44] Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in this section due to their association with portfolio management activities in addition to the restrictions set forth in Section IV.

[45] Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

[46] PGIM employees are identified by the President of PGIM in consultation with the PGIM Chief Compliance Officer. PI and ASTIS employees are identified by the Presidents of PI and ASTIS, in consultation with the PI/ASTIS Chief Compliance Officer. The Chief Compliance Officers will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit.

[47] The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

[48] For the Prudential Employee Savings Plan and the Jennison Associates Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the sixty-day holding period. Transactions due to automatic payroll deductions, company match, hardship withdrawals, loans and automatic rebalancing transactions are exempt from this requirement.

[49] Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

[50] Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

[51] Mutual fund transactions executed through PMFS, PESP and the Jennison Associates Savings Plan will be sent to Compliance through a daily electronic trading feed.

[52] Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan, the Amended and Restated American Skandia Lifestyle Security Plan, and the Trust Agreement between Jennison Associates LLC and Wachovia Bank, N.A.) are notional plans; therefore, they are not susceptible to market timing. As a consequence, transactions in these plans are exempt from both the sixty-day holding period and reporting requirements.

[53] Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements where funds are held in 401(k) Plans and variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

[54] GRES employees are also subject to certain trading restrictions covered under Section VI of these Standards.

[55] Investment Persons must preclear the purchase or sale of a new issue once it begins trading on an exchange.

[56] There is no presumption that Access Persons have knowledge of actual trading activity.

[57] Properly precleared personal trades executed within seven days prior to a portfolio trading will be presumed not violative of the seven day rule provided there was no additional evidence to the contrary.

[58] Transactions resulting in a loss are not subject to this prohibition; however, preclearance approval is still required.

[59] Purchases of Prudential stock automatically executed under PSPP are exempt from the short-swing profit restrictions. However, PSPP sales of Prudential stock are subject to the short-swing profit restrictions for employees of QMA and its support functions.

[60] Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

[61] For Access and Investment Persons, PSPP elections and purchases are exempt from preclearance. However, Designated Persons are subject to additional restrictions relating to PSPP. See Section III.B.5. for more details.

[62] As part of the preclearance process, Compliance will review the preclearance requests against the appropriate restricted lists that apply to the individual.

[63] Paper preclearance forms may be used for international units and in certain hardship cases. Paper Forms are available from the business unit compliance officer.

[64] Access Persons preclearance forms are submitted to the business unit compliance officer of the Complex to which they are deemed to have access via FIS Protegent PTA.

[65] In addition to the examples listed in the grid, exceptions by Prior Written Approval may be available in certain circumstances. This may include, purchases or sales of securities which receive prior written approval of the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved and that such purchases or sales are not likely to have any economic impact on any portfolio in the business unit or on its ability to purchase or sell securities of the same class or other securities of the same issuer. For purposes of the mutual fund sixty-day holding period, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability and must be approved by the Business Unit Head and the PGIM Chief Compliance Officer prior to execution. For purposes of these Standards, Business Unit Head is defined as the executive in charge of PGIM Fixed Income , QMA, Jennison, PI or his/her delegate. Delegation of this responsibility must be done in writing and submitted to the PGIM Chief Compliance Officer.

[66] See also Exhibit 3 for more details regarding the securities transactions that require preclearance.

[67] Those securities that are generally not eligible for purchase by the strategy utilized by your business unit.

[68] Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

[69] For certain limited transactions, Jennison has a different de minimis standard under its Code of Ethics.

[70] Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed exclusively on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions. Access Persons must provide written documentation that evidences he/she does not have authority to participate in the management of the account and the employee must give exclusive discretion to his/her broker or investment adviser. A copy of such Discretionary Account agreement must be sent to the business unit compliance officer which will be forwarded to the Securities Monitoring Unit for review and approval. Such Discretionary Accounts are required to be reported, however duplicate statements and trade confirmations are not required to be reported. However, employees who maintain discretionary accounts may be required to submit periodic transaction confirmations and statements.

[71] Any transactions in index options effected on a broad-based index as indicated in Exhibit 5.

[72] Compliance will maintain criteria for determining which ETFs are broad based and exempt from this rule. All ETFs require preclearance.

[73] Preclearance is required for closed-end funds.

[74] This includes purchases or sales of securities that are part of an automatic investment/withdrawal program or resulting from an automatic rebalancing. Transactions that override any pre-set schedule or allocation are subject to the blackout period and short swing profit rules and must be precleared and reported to the Securities Monitoring Unit.

[75] Additional PSPP restrictions and requirements apply to Designated Persons, see Section III.B.5.

[76] Short Swing Profit, blackout period and preclearance requirements for proprietary closed end funds do not apply to GPSI Access Persons.

[77]The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

[78] Accounts that hold only mutual funds are reportable; however, the holdings in such accounts are exempt from disclosure.

[79] Employees working in or supporting portfolio management, trading and private asset management units are generally monitored as Access, Investment or Private-Side Associates. Such persons are subject to additional trading requirements.

[80] GRES employees are also subject to specific restrictions as Access and Investment Persons under these Standards - Private-Side Associates excluded – see Section V.E. for more details.

[81] Public-Side Investment Personnel and other individuals who are specifically notified are also subject to the sixty-day mutual fund holding period.

[82] These officers will be identified by the President of PGIM in consultation with the PGIM Chief Compliance Officer. The PGIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit of the Compliance Department.

[83] The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officers.

[84] For the Prudential Employee Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the sixty-day holding period. Transactions due to automatic payroll deductions, company match, hardship withdrawals, loans and automatic rebalancing transactions are exempt from this requirement.

[85] The Committee evaluates violations of the Standards and determines appropriate disciplinary action.

[86] Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

[87] The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officers.

[88] Mutual fund transactions executed through PMFS and PESP will be sent to the Securities Monitoring Unit through a daily electronic trading feed.

[89] Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan) are notional plans; therefore, they are not susceptible to market timing. As a consequence, transactions in these plans are exempt from both the sixty-day holding period and reporting requirements.

[90] Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements, where funds are held in 401(k) and in variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

[91] The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

[92] Business Unit Compliance may approve certain transactions in private real estate securities on a case by case basis, subject to a conflict of interest review.

[93] Designated Persons must preclear transactions in Prudential securities, See Section III.B.5. for more details.

[94] If you do not see a particular security listed below, please check with your business unit compliance officer for reporting and preclearance requirements.

[95] Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons must preclear transactions in Prudential securities, See Section III.B.5. for more details.

[96] This requirement only applies to the funds for which the employee is deemed to have access. See Exhibit 8 for details or contact your business unit compliance officer.

[97] 529 plans purchased through a broker-dealer are reportable.

[98] Designated Persons must preclear transactions in Prudential securities, See Section III.B.5. for more details.

[99] Designated Persons must preclear transactions in Prudential securities, See Section III.B.5. for more details.

[100] There are two types of rebalancing features, automatic (quarterly) and on-demand (ad hoc at your request), which may be used so your current PESP account is rebalanced to reflect your designated target investment allocation. Designated Persons may elect automatic rebalancing upon preclearance during an open trading window even though rebalancing may occur during a blackout period.

[101] When selecting on-demand rebalancing, if all sources or company match 2 (mandatory employer directed match) is selected, then any money previously moved out of company match 2 will be moved back into the company stock fund. Preclearance is therefore required.

[102] The reporting and holding period requirements for non-proprietary subadvised funds are applicable for only the funds to which the employee is deemed to have access. Contact your business unit compliance officer for additional information. Please note, these restrictions on Pru subadvised funds do not currently apply to PGIM Fixed Income, PGIM Real Estate, PMCC, PCG, PIIA, and PI employees as these units do not subadvise any non-proprietary funds.